this instrument prepared by
and when recorded return to:
Kilpatrick Stockton LLP
Hearst Tower, Suite 2500
214 North Tryon Street
Charlotte, North Carolina 28202
Attn: James M. Tucker, Esq.
(SPACE ABOVE THIS LINE FOR RECORDER’S USE)

Loan No.: 50-2860706 Peachtree Medical Office Portfolio

NNN HEALTHCARE/OFFICE REIT PEACHTREE, LLC,
as Borrower (being the “Grantor” for indexing purposes)

to

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Lender (being the “Grantee” for indexing purposes)

DEED TO SECURE DEBT, SECURITY AGREEMENT AND FIXTURE FILING

Date: May 1, 2007TABLE OF CONTENTS

Page

ARTICLE I. REPRESENTATIONS AND WARRANTIES OF BORROWER

1.1	Organization; Special Purpose

1.2	Title

1.3	No Bankruptcy Filing

1.4	Full and Accurate Disclosure

1.5	Proceedings; Enforceability

1.6	No Conflicts

1.7	Federal Reserve Regulations; Investment Company Act

1.8	Taxes

1.9	ERISA

1.10	Property Compliance

1.11	Utilities

1.12	Public Access

1.13	Litigation; Agreements

1.14	Physical Condition

1.15	Contracts

1.16	Leases

1.17	Foreign Person

1.18	Management Agreement

1.19	Fraudulent Transfer

1.20	Foreign Assets Control

ARTICLE II. COVENANTS OF BORROWER

2.1	Defense of Title

2.2	Performance of Obligations

2.3	Insurance

2.4	Payment of Taxes

2.5	Casualty and Condemnation

2.6	Construction Liens

2.7	Rents and Profits

2.8	Leases

2.9	Alienation and Further Encumbrances

2.10	Payment of Utilities, Assessments, Charges, Etc

2.11	Access Privileges and Inspections

2.12	Waste; Alteration of Improvements

2.13	Zoning

2.14	Financial Statements and Books and Records

2.15	Further Assurances

2.16	Payment of Costs; Reimbursement to Lender

2.17	Security Interest

2.18	Security Agreement

2.19	Easements and Rights-of-Way

2.20	Compliance with Laws

2.21	Additional Taxes

2.22	Secured Indebtedness

2.23	Borrower’s Waivers

2.24	SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL

2.25	Attorney-in-Fact Provisions

2.26	Management

2.27	Hazardous Waste and Other Substances

2.28	Indemnification; Subrogation

2.29 Covenants with Respect to Existence, Indebtedness, Operations, Fundamental Changes of Borrower

2.30	Embargoed Person

2.31	Anti-Money Laundering

2.32	ERISA

2.33	Intentionally Deleted

ARTICLE III. RESERVES AND CASH MANAGEMENT

3.1	Reserves Generally

3.2	Payment Reserve

3.3	Impound Account

3.4	Intentionally Deleted

3.5	Replacement Reserve

3.6	Rollover Reserve

3.7	Piedmont TI Reserve

ARTICLE IV. EVENTS OF DEFAULT

4.1	Events of Default

ARTICLE V. REMEDIES

5.1	Remedies Available

5.2	Application of Proceeds

5.3	Right and Authority of Receiver or Lender in the Event of Default; Power of Attorney

5.4	Occupancy After Foreclosure

5.5	Notice to Account Debtors

5.6	Cumulative Remedies

5.7	Payment of Expenses

ARTICLE VI. MISCELLANEOUS TERMS AND CONDITIONS

6.1	Time of Essence

6.2	Release of Security Deed

6.3	Certain Rights of Lender

6.4	Waiver of Certain Defenses

6.5	Notices

6.6	Successors and Assigns; Joint and Several Liability

6.7	Severability

6.8	Gender

6.9	Waiver; Discontinuance of Proceedings

6.10	Section Headings

6.11	GOVERNING LAW

6.12	Counting of Days

6.13	Relationship of the Parties

6.14	Application of the Proceeds of the Note

6.15	Unsecured Portion of Indebtedness

6.16	Cross Default

6.17	Interest After Sale

6.18	Inconsistency with Other Loan Documents

6.19	Construction of this Document

6.20	No Merger

6.21	Rights With Respect to Junior Encumbrances

6.22	Lender May File Proofs of Claim

6.23	Fixture Filing

6.24	After-Acquired Property

6.25	No Representation

6.26	Counterparts

6.27	Personal Liability

6.28	Recording and Filing

6.29	Intentionally Deleted

6.30	Entire Agreement and Modifications

6.31	Secondary Market

6.32	Dissemination of Information

6.33	Certain Matters Relating to Property Located in the State of Georgia

6.34	REMIC Opinions

DEED TO SECURE DEBT, SECURITY AGREEMENT AND FIXTURE FILING

THIS DEED TO SECURE DEBT, SECURITY AGREEMENT AND FIXTURE FILING (as the same may from time to time be amended, consolidated, renewed or replaced, this “Security Deed”) is made as of May 1, 2007, by NNN HEALTHCARE/OFFICE REIT PEACHTREE, LLC, a Delaware limited liability company (“Borrower”), having an address at c/o Triple Net Properties, LLC, 1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705, to WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (together with its successors and assigns, “Lender”), whose address is Commercial Real Estate Services, 8739 Research Drive URP - 4, NC 1075, Charlotte, North Carolina 28262.

W I T N E S S E T H:

THAT FOR AND IN CONSIDERATION OF THE SUM OF TEN AND NO/100 DOLLARS ($10.00), AND OTHER VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, BORROWER HAS GRANTED, BARGAINED, SOLD, ALIENED, CONVEYED, CONFIRMED AND TRANSFERRED AND BY THESE PRESENTS BORROWER HEREBY IRREVOCABLY GRANTS, BARGAINS, SELLS, ALIENS, CONVEYS, TRANSFERS, PLEDGES, SETS OVER AND GRANTS A SECURITY INTEREST TO LENDER, with power of sale, all of Borrower’s estate, right, title and interest in, to and under any and all of the following described property, whether now owned or hereafter acquired by Borrower (collectively, the “Property”):

(A) All that certain real property situated in the County of Fayette, State of Georgia, more particularly described on Exhibit “A” attached hereto and incorporated herein by this reference (the “Premises”), together with all of the easements, rights, privileges, franchises, tenements, hereditaments and appurtenances now or hereafter thereunto belonging or in any way appertaining thereto, and all of the estate, right, title, interest, claim and demand whatsoever of Borrower therein or thereto, either at law or in equity, in possession or in expectancy, now or hereafter acquired;

(B) All structures, buildings and improvements of every kind and description now or at any time hereafter located or placed on the Premises (the “Improvements”);

(C) All furniture, furnishings, fixtures, goods, equipment, inventory or personal property owned by Borrower and now or hereafter located on, attached to or used in and about the Improvements, including, but not limited to, all machines, engines, boilers, dynamos, elevators, stokers, tanks, cabinets, awnings, screens, shades, blinds, carpets, draperies, lawn mowers, and all appliances, plumbing, heating, air conditioning, lighting, ventilating, refrigerating, disposal and incinerating equipment, and all fixtures and appurtenances thereto, and such other goods and chattels and personal property owned by Borrower as are now or hereafter used or furnished in operating the Improvements, or the activities conducted therein, and all building materials and equipment hereafter situated on or about the Premises or Improvements, and all warranties and guaranties relating thereto, and all additions thereto and substitutions and replacements therefor (exclusive of any of the foregoing owned or leased by tenants of space in the Improvements);

(D) All easements, rights-of-way, strips and gores of land, vaults, streets, ways, alleys, passages, sewer rights, and other emblements now or hereafter located on the Premises or under or above the same or any part or parcel thereof, and all estates, rights, titles, interests, tenements, hereditaments and appurtenances, reversions and remainders whatsoever, in any way belonging, relating or appertaining to the Property or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Borrower;

(E) All water, ditches, wells, reservoirs and drains and all water, ditch, well, reservoir and drainage rights which are appurtenant to, located on, under or above or used in connection with the Premises or the Improvements, or any part thereof, whether now existing or hereafter created or acquired;

(F) All minerals, crops, timber, trees, shrubs, flowers and landscaping features now or hereafter located on, under or above the Premises;

(G) All cash funds, deposit accounts and other rights and evidence of rights to cash, now or hereafter created or held by Lender pursuant to this Security Deed or any other of the Loan Documents (as hereinafter defined), including, without limitation, all funds now or hereafter on deposit in the Reserves (as hereinafter defined);

(H) All leases (including, without limitation, oil, gas and mineral leases), licenses, concessions and occupancy agreements of all or any part of the Premises or the Improvements (each, a “Lease” and collectively, “Leases”), whether written or oral, now or hereafter entered into and all rents, royalties, issues, profits, bonus money, revenue, income, rights and other benefits (collectively, the “Rents and Profits”) of the Premises or the Improvements, now or hereafter arising from the use or enjoyment of all or any portion thereof or from any present or future Lease or other agreement pertaining thereto or arising from any of the Leases or any of the General Intangibles (as hereinafter defined) and all cash or securities deposited to secure performance by the tenants, lessees or licensees (each, a “Tenant” and collectively, “Tenants”), as applicable, of their obligations under any such Leases, whether said cash or securities are to be held until the expiration of the terms of said Leases or applied to one or more of the installments of rent coming due prior to the expiration of said terms, subject, however, to the provisions contained in Section 2.7 hereinbelow;

(I) All contracts and agreements now or hereafter entered into covering any part of the Premises or the Improvements (collectively, the “Contracts”) and all revenue, income and other benefits thereof, including, without limitation, management agreements, service contracts, maintenance contracts, equipment leases, personal property leases and any contracts or documents relating to construction on any part of the Premises or the Improvements (including plans, drawings, surveys, tests, reports, bonds and governmental approvals) or to the management or operation of any part of the Premises or the Improvements;

(J) All present and future monetary deposits given to any public or private utility with respect to utility services furnished to any part of the Premises or the Improvements;

(K) All present and future funds, accounts, instruments, accounts receivable, documents, causes of action, claims, general intangibles (including, without limitation, trademarks, trade names, service marks and symbols now or hereafter used in connection with any part of the Premises or the Improvements, all names by which the Premises or the Improvements may be operated or known, all rights to carry on business under such names, and all rights, interest and privileges which Borrower has or may have as developer or declarant under any covenants, restrictions or declarations now or hereafter relating to the Premises or the Improvements) and all notes or chattel paper now or hereafter arising from or by virtue of any transactions related to the Premises or the Improvements (collectively, the “General Intangibles”);

(L) All water taps, sewer taps, certificates of occupancy, permits, licenses, franchises, certificates, consents, approvals and other rights and privileges now or hereafter obtained in connection with the Premises or the Improvements and all present and future warranties and guaranties relating to the Improvements or to any equipment, fixtures, furniture, furnishings, personal property or components of any of the foregoing now or hereafter located or installed on the Premises or the Improvements;

(M) All building materials, supplies and equipment now or hereafter placed on the Premises or in the Improvements and all architectural renderings, models, drawings, plans, specifications, studies and data now or hereafter relating to the Premises or the Improvements;

(N) All right, title and interest of Borrower in any insurance policies or binders now or hereafter relating to the Property, including any unearned premiums thereon;

(O) All proceeds, products, substitutions and accessions (including claims and demands therefor) of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation awards; and

(P) All other or greater rights and interests of every nature in the Premises or the Improvements and in the possession or use thereof and income therefrom, whether now owned or hereafter acquired by Borrower.

FOR THE PURPOSE OF SECURING:

(1) The loan (the “Loan”) evidenced by that certain Promissory Note (such Promissory Note, together with any and all renewals, amendments, modifications, consolidations and extensions thereof, is hereinafter referred to as the “Note”) of even date with this Security Deed, made by Borrower payable to the order of Lender in the principal face amount of Thirteen Million Five Hundred Thirty Thousand ($13,530,000.00), together with interest as therein provided, and HAVING A MATURITY DATE OF MAY 11, 2017;

(2) The full and prompt payment and performance of all of the provisions, agreements, covenants and obligations herein contained and contained in any other agreements, documents or instruments now or hereafter evidencing, securing or otherwise relating to the Debt (as hereinafter defined) including, but not limited to, the Environmental Indemnity Agreement (as hereinafter defined) and the Indemnity and Guaranty Agreement (as hereinafter defined) (the Note, this Security Deed, and such other agreements, documents and instruments, together with any and all renewals, amendments, extensions and modifications thereof, are hereinafter collectively referred to as the “Loan Documents”) and the payment of all other sums herein or therein covenanted to be paid;

(3) Any and all additional advances made by Lender to protect or preserve the Property or the lien or security interest created hereby on the Property, or for taxes, assessments or insurance premiums as hereinafter provided or for performance of any of Borrower’s obligations hereunder or under the other Loan Documents or for any other purpose provided herein or in the other Loan Documents (whether or not the original Borrower remains the owner of the Property at the time of such advances); and

(4) Any and all other indebtedness now owing or which may hereafter be owing by Borrower to Lender, including, without limitation, all prepayment fees, however and whenever incurred or evidenced, whether express or implied, direct or indirect, absolute or contingent, or due or to become due, and all renewals, modifications, consolidations, replacements and extensions thereof, it being contemplated by Borrower and Lender that Borrower may hereafter become so indebted to Lender.

(All of the sums referred to in Paragraphs (1) through (4) above are herein referred to as the “Debt”).

TO HAVE AND TO HOLD the Property, its successors and assigns forever, for the benefit of Lender, its successors and assigns, and Borrower does hereby bind itself, its successors and assigns, to WARRANT AND FOREVER DEFEND the title to the Property, subject to the Permitted Encumbrances (as hereinafter defined), to Lender against every person whomsoever lawfully claiming or to claim the same or any part thereof;

WITH POWER OF SALE, to secure the payment to Lender of the Debt at the time and in the manner provided for its payment in the Note or in this Security Deed;

PROVIDED, HOWEVER, that if the principal and interest and all other sums due or to become due under the Note or under the other Loan Documents, including, without limitation, any prepayment fees required pursuant to the terms of the Note, shall have been paid at the time and in the manner stipulated therein and the Debt shall have been paid and all other covenants contained in the Loan Documents shall have been performed, then, in such case, the liens, security interests, estates and rights granted by this Security Deed shall be satisfied and the estate, right, title and interest of Lender in the Property shall cease, and upon payment to Lender of all costs and expenses incurred for the preparation of the release hereinafter referenced and all recording costs if allowed by law, Lender shall promptly satisfy and release this Security Deed of record and the lien hereof by proper instrument.

ARTICLE I.
REPRESENTATIONS AND WARRANTIES OF BORROWER

Borrower, for itself and its successors and assigns, does hereby represent, warrant and covenant to and with Lender, its successors and assigns, that:

1.1 Organization; Special Purpose. Borrower has been duly organized and is validly existing and in good standing under the laws of the state of its formation, with requisite power and authority, and all rights, licenses, permits and authorizations, governmental or otherwise, necessary to own its properties and to transact the business in which it is now engaged. Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, business and operations. Borrower possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits necessary for the conduct of its business substantially as now conducted. Borrower is a Single-Purpose Entity in compliance with the provisions of Section 2.29 hereof.

1.2 Title. Borrower has good, marketable and indefeasible fee simple title to the Property, subject only to those matters expressly set forth as exceptions to or subordinate matters in the title insurance policy insuring the lien of this Security Deed delivered as of the date hereof which Lender has agreed to accept, excepting therefrom all preprinted and/or standard exceptions (such items being the “Permitted Encumbrances”), and has full power and lawful authority to grant, bargain, sell, convey, assign, transfer, encumber and mortgage its interest in the Property in the manner and form hereby done or intended. Borrower will preserve its interest in and title to the Property and will forever warrant and defend the same to Lender against any and all claims whatsoever and will forever warrant and defend the validity and priority of the lien and security interest created herein against the claims of all persons and parties whomsoever, subject to the Permitted Encumbrances. Upon proper recordation and indexing, this Security Deed creates (i) a valid, perfected lien on the Premises, subject only to Permitted Encumbrances and the liens created by the Loan Documents and (ii) perfected security interests in and to, and perfected collateral assignments of, all personalty, all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances, such other liens as are permitted pursuant to the Loan Documents and the liens created by the Loan Documents. There are no security agreements or financing statements affecting all or any portion of the Property other than (i) as disclosed in writing by Borrower to Lender prior to the date hereof and (ii) the security agreements and financing statements created in favor of Lender. There are no claims for payment for work, labor or materials affecting the Premises which are or may become a lien prior to, or of equal priority with, the liens created by the Loan Documents. None of the Permitted Encumbrances, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by this Security Deed, materially and adversely affect the value of the Premises, impair the use or operations of the Premises or impair Borrower’s ability to pay its obligations in a timely manner. The foregoing warranty of title shall survive the foreclosure of this Security Deed and shall inure to the benefit of and be enforceable by Lender in the event Lender acquires title to the Property pursuant to any foreclosure.

1.3 No Bankruptcy Filing. No bankruptcy, insolvency proceedings or liquidation of all or a substantial portion of the Property is pending or contemplated by Borrower or, to the best knowledge of Borrower, against Borrower or by or against any endorser or cosigner of the Note or of any portion of the Debt, or any guarantor or indemnitor under any guaranty or indemnity agreement, including, without limitation, that certain Indemnity and Guaranty Agreement, dated the date hereof, executed in favor of Lender (the “Indemnity and Guaranty Agreement”) executed in connection with the Note or the loan evidenced thereby and secured hereby (an “Indemnitor”). No petition in bankruptcy has been filed against Borrower or any general partner, manager, sole member, managing member or majority shareholder of Borrower, as applicable (collectively, the “Borrower Parties”, each a “Borrower Party”), and neither Borrower Party or any principal of a Borrower Party has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors.

1.4 Full and Accurate Disclosure. No statement of fact made by Borrower in any Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein not misleading. There is no material fact presently known to Borrower that has not been disclosed to Lender which adversely affects, or, as far as Borrower can foresee, might adversely affect, the Property or the business, operations or condition (financial or otherwise) of Borrower. All financial data, including the statements of cash flow and income and operating expense, that have been delivered to Lender with respect to Borrower and the Property (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of Borrower and the Property as of the date of such reports, and (iii) to the extent prepared by an independent certified public accounting firm, have been prepared in accordance with sound accounting practices relating to the real estate industry, on a Cash/Tax basis, consistently applied throughout the periods covered, except as disclosed therein. Borrower has no contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, unrealized or anticipated losses from any unfavorable commitments or any liabilities or obligations not expressly permitted by this Security Deed. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower or the Property from that set forth in said financial statements.

1.5 Proceedings; Enforceability. The execution, delivery and performance of this Security Deed, the Note and all of the other Loan Documents have been duly authorized by all necessary action to be, and are, binding and enforceable against Borrower in accordance with the respective terms thereof and do not contravene, result in a breach of or constitute a default (nor upon the giving of notice or the passage of time or both will constitute a default) under the partnership agreement, articles of incorporation, operating agreement or other organizational documents of Borrower or any contract or agreement of any nature to which Borrower is a party or by which Borrower or any of its property may be bound and do not violate or contravene any law, order, decree, rule or regulation to which Borrower is subject. The Loan Documents are not subject to, and Borrower has not asserted, any right of rescission, set-off, counterclaim or defense, including the defense of usury.

1.6 No Conflicts. Borrower is not required to obtain any consent, approval or authorization from or to file any declaration or statement with, any governmental authority or agency in connection with or as a condition to the execution, delivery or performance of this Security Deed, the Note or the other Loan Documents which has not been so obtained or filed. Borrower has obtained or made all necessary (i) consents, approvals and authorizations and registrations and filings of or with all governmental authorities or agencies and (ii) consents, approvals, waivers and notifications of partners, stockholders, members, creditors, lessors and other non-governmental persons and/or entities, in each case, which are required to be obtained or made by Borrower in connection with the execution and delivery of, and the performance by Borrower of its obligations under, the Loan Documents.

1.7 Federal Reserve Regulations; Investment Company Act. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation T, U or X of the Board of Governors of the Federal Reserve System or for any other purpose that would be inconsistent with such Regulation T, U or X or any other regulation of such Board of Governors, or for any purpose prohibited by law or any Loan Document. Borrower is not (i) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (ii) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

1.8 Taxes. Borrower and any general partner or managing member of Borrower, if any, has filed all federal, state and local tax returns required to be filed as of the date hereof and has paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Borrower and any general partner or managing member, if any, as of the date hereof. Borrower and any general partner or managing member, if any, believe that their respective tax returns properly reflect the income and taxes of Borrower and said general partner or managing member, if any, for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit. Borrower and the Property are free from any past due obligations for sales and payroll taxes.

1.9 ERISA. Borrower (i) has no knowledge of any material liability that has been incurred or is expected to be incurred by Borrower that is or remains unsatisfied for any taxes or penalties with respect to any “employee benefit plan”, as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or any “plan” within the meaning of Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”) or any other benefit plan (other than a multi-employer plan) maintained, contributed to, or required to be contributed to by Borrower or by any entity that is under the common control with Borrower within the meaning of ERISA Section 4001(a)(14) (collectively, a “Plan”) or any plan that would be a Plan but for the fact that it is a multi-employer plan within the meaning of ERISA Section 3(37) and (ii) has made and shall continue to make when due all required contributions to all such Plans, if any. Each such Plan, if any, has been and will be administered in compliance with its terms and the applicable provisions of ERISA, the Code and any other applicable Federal or state law and no action shall be taken or fail to be taken that would result in the disqualification or loss of the tax-exempt status of any such Plan, if any, intended to be qualified or tax-exempt. The assets of Borrower do not constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101.

1.10 Property Compliance. The Premises and the Improvements and the current intended use thereof by Borrower comply in all material respects with all applicable restrictive covenants, zoning ordinances, subdivision and building codes, flood disaster laws, health and environmental laws and regulations and all other ordinances, orders or requirements issued by any state, federal or municipal authorities having or claiming jurisdiction over the Property. In the event that all or any part of the Improvements are destroyed or damaged, said Improvements can be legally reconstructed to their condition prior to such damage or destruction, and thereafter exist for the same use without violating any zoning or other ordinances applicable thereto and without the necessity of obtaining any variances or special permits. No legal proceedings are pending or, to the knowledge of Borrower, threatened with respect to the zoning of the Premises. Neither the zoning nor any other right to construct, use or operate the Premises is in any way dependent upon or related to any property other than the Premises. All certifications, permits, licenses and approvals, including certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Premises have been obtained and are in full force and effect. The Premises and Improvements constitute one or more separate tax parcels for purposes of ad valorem taxation. The Premises and Improvements do not require any rights over, or restrictions against, other property in order to comply with any of the aforesaid governmental ordinances, orders or requirements.

1.11 Utilities. All utility services necessary and sufficient for the full use, occupancy, operation and disposition of the Premises and the Improvements for their intended purposes are available to the Property, including water, storm sewer, sanitary sewer, gas, electric, cable and telephone facilities, through public rights-of-way or perpetual private easements approved by Lender. The Property is free from delinquent water charges, sewer rents, taxes and assessments.

1.12 Public Access. All streets, roads, highways, bridges and waterways necessary for access to and full use, occupancy, operation and disposition of the Premises and the Improvements have been completed, have been dedicated to and accepted by the appropriate municipal authority and are open and available to the Premises and the Improvements without further condition or cost to Borrower. All curb cuts, driveways and traffic signals shown on the survey delivered to Lender prior to the execution and delivery of this Security Deed are existing and have been fully approved by the appropriate governmental authority.

1.13 Litigation; Agreements. There are no judicial, administrative, mediation or arbitration actions, suits or proceedings pending or threatened against or affecting Borrower (or, if Borrower is a partnership or a limited liability company, any of its general partners or members) or the Property which, if adversely determined, would materially impair either the Property or Borrower’s ability to perform the covenants or obligations required to be performed under the Loan Documents. Borrower is not a party to any agreement or instrument or subject to any restriction which might adversely affect Borrower or the Property, or Borrower’s business, properties, operations or condition, financial or otherwise. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance or any other agreement or instrument to which it is a party or by which it or the Property is bound.

1.14 Physical Condition. As of the date of this Security Deed, (i) the Property is free from unrepaired damage caused by fire, flood, accident or other casualty, (ii) no part of the Premises or the Improvements has been taken in condemnation, eminent domain or like proceeding nor is any such proceeding pending or, to Borrower’s knowledge and belief, threatened or contemplated, (iii) except as may otherwise be disclosed in those certain property condition reports (collectively, the “Property Condition Report”) dated March 16, 2007 and prepared by LandAmerica Assessment Corporation, the Improvements are structurally sound, in good repair and free of defects in materials and workmanship and have been constructed and installed in substantial compliance with the plans and specifications relating thereto, and (iv) all major building systems located within the Improvements, including, without limitation, the heating and air conditioning systems and the electrical and plumbing systems, are in good working order and condition.

1.15 Contracts. Borrower has delivered to Lender true, correct and complete copies of all Contracts and all amendments thereto or modifications thereof. Each Contract constitutes the legal, valid and binding obligation of Borrower and, to the best of Borrower’s knowledge and belief, is enforceable against any other party thereto. No default exists, or with the passing of time or the giving of notice or both would exist, under any Contract which would, in the aggregate, have a material adverse effect on Borrower or the Property. No Contract provides any party with the right to obtain a lien or encumbrance upon the Property superior to the lien of this Security Deed. All Contracts affecting the Property have been entered into at arms-length in the ordinary course of Borrower’s business and provide for the payment of fees in amounts and upon terms comparable to existing market rates.

1.16 Leases. Borrower has delivered (i) a true, correct and complete schedule (the “Rent Roll”) of all Leases affecting the Property as of the date hereof, which accurately and completely sets forth in all material respects for each such Lease, the following: the name of the Tenant, the Lease expiration date, extension and renewal provisions, the base rent payable, the security deposit held thereunder and any other material provisions of such Lease and (ii) true, correct and complete copies of all Leases described in the Rent Roll. Each Lease constitutes the legal, valid and binding obligation of Borrower and, to the best of Borrower’s knowledge and belief, is enforceable against the Tenant thereof. No default exists, or with the passing of time or the giving of notice or both would exist, under any Lease which would, in the aggregate, have a material adverse effect on Borrower or the Property. No Tenant under any Lease has, as of the date hereof, paid rent more than thirty (30) days in advance, and the rents under such Leases have not been waived, released, or otherwise discharged or compromised. All security deposits required under such Leases have been fully funded and are held by Borrower in a separate segregated account or as otherwise required by applicable law. Except as has been otherwise disclosed to Lender in writing, all work to be performed by Borrower under the Leases has been substantially performed, all contributions to be made by Borrower to the Tenants thereunder have been made, all other conditions precedent to each such Tenant’s obligations thereunder have been satisfied, and each Tenant under a Lease has entered into occupancy of the demised premises. To the best of Borrower’s knowledge and belief, each Tenant is free from bankruptcy, reorganization or arrangement proceedings or a general assignment for the benefit of creditors. No Lease provides any party with the right to obtain a lien or encumbrance upon the Property superior to the lien of this Security Deed.

1.17 Foreign Person. Borrower is not a “foreign person” within the meaning of §1445(f)(3) of the Code, and the related Treasury Department regulations, including temporary regultions.

1.18 Management Agreement. The property management agreement relating to the Premises (the “Management Agreement”) is in full force and effect and to the best of Borrower’s knowledge, there is no default, breach or violation existing thereunder by any party thereto beyond the expiration of applicable notice and grace periods thereunder and no event has occurred (other than payments due but not yet delinquent) that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation by any party thereunder. The fee due under the Management Agreement, and the terms and provisions of the Management Agreement, are subordinate to this Security Deed.

1.19 Fraudulent Transfer. Borrower has not entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the transactions contemplated by the Loan Documents, the fair saleable value of Borrower’s assets exceeds and will, immediately following the execution and delivery of the Loan Documents, exceed Borrower’s total liabilities, including subordinated, unliquidated, disputed or contingent liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. Borrower’s assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).

1.20 Foreign Assets Control.

(a) None of the Borrower, any subsidiary of the Borrower or any Affiliate of the Borrower or any Indemnitor (i) is a Sanctioned Person (defined below), (ii) has more than 15% of its assets in Sanctioned Countries (defined below), or (iii) derives more than 15% of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries. The loan proceeds to be advanced by Lender will not be used and have not been used to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country. For purposes of the foregoing, a “Sanctioned Person” shall mean (i) a person named on the list of “specially designated nationals” or “blocked persons” maintained by the U.S. Office of Foreign Assets Control (“OFAC”) at http://www.treas.gov/offices/eotffc/ofac/sdn/index.html, or as otherwise published from time to time, or (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A “Sanctioned Country” shall mean a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/eotffc/ofac/sanctions/index.html, or as otherwise published from time to time.

(b) Lender may reject or refuse to accept any Collateral for credit toward payment of the obligations hereunder or under any of the Loan Documents that is an account, instrument, chattel paper, lease, or other obligation or property of any kind due from, owed by, or belonging to, a Sanctioned Person.

(c) Notwithstanding any grant of a security interest in the Collateral by virtue of other provisions of this Security Deed or under any of the Loan Documents, (i) no account, instrument, chattel paper or other obligation or property of any kind due from, owed by, or belonging to, a Sanctioned Person or (ii) any lease in which the lessee is a Sanctioned Person shall be Collateral.

(d) Borrower shall pay any civil penalty or fine assessed by the U. S. Department of the Treasury’s Office of Foreign Assets Control against, and all reasonable costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof by Lender as a result of the funding of the loan proceeds by Lender hereunder or the acceptance of payments hereunder or under the Note and other Loan Documents or of Collateral due under any of the Loan Documents.

All of the representations and warranties in this Article I and elsewhere in the Loan Documents (i) shall survive for so long as any portion of the Debt remains owing to Lender and (ii) shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

ARTICLE II.
COVENANTS OF BORROWER

For the purposes of further securing the Debt and for the protection of the security of this Security Deed, for so long as the Debt or any part thereof remains unpaid, Borrower covenants and agrees as follows:

2.1 Defense of Title. If, while this Security Deed is in force, the title to the Property or the interest of Lender therein shall be the subject, directly or indirectly, of any action at law or in equity, or be attached directly or indirectly, or endangered, clouded or adversely affected in any manner, Borrower, at Borrower’s expense, shall take all necessary and proper steps for the defense of said title or interest, including the employment of counsel approved by Lender, the prosecution or defense of litigation, and the compromise or discharge of claims made against said title or interest. Notwithstanding the foregoing, in the event that Lender determines that Borrower is not adequately performing its obligations under this Section, Lender may, without limiting or waiving any other rights or remedies of Lender hereunder, take such steps with respect thereto as Lender shall deem necessary or proper and any and all costs and expenses incurred by Lender in connection therewith, together with interest thereon at the Default Interest Rate (as defined in the Note) from the date incurred by Lender until actually paid by Borrower, shall be immediately paid by Borrower on demand and shall be secured by this Security Deed and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.

2.2 Performance of Obligations. Borrower shall pay when due the principal of and the interest on the Debt in accordance with the terms of the Note. Borrower shall also pay all charges, fees and other sums required to be paid by Borrower as provided in the Loan Documents, in accordance with the terms of the Loan Documents, and shall observe, perform and discharge all obligations, covenants and agreements to be observed, performed or discharged by Borrower set forth in the Loan Documents in accordance with their terms. Further, Borrower shall promptly and strictly perform and comply with all covenants, conditions, obligations and prohibitions required of Borrower in connection with any other document or instrument affecting title to the Property, or any part thereof, regardless of whether such document or instrument is superior or subordinate to this Security Deed.

2.3 Insurance. Borrower shall, at Borrower’s expense, maintain in force and effect on the Property at all times while this Security Deed continues in effect the following insurance:

(a) Insurance against loss or damage to the Property by fire, lightning, windstorm, tornado, hail, terrorism, riot and civil commotion, vandalism, malicious mischief, burglary and theft and against loss and damage by such other, further and additional risks as may be now or hereafter embraced by a “special causes of loss” type of insurance policy. The amount of such insurance shall be not less than one hundred percent (100%) of the full replacement cost (insurable value) of the Improvements (as established by a Member of the Appraisal Institute appraisal), without reduction for depreciation. The determination of the replacement cost amount shall be adjusted annually to comply with the requirements of the insurer issuing such coverage or, at Lender’s election, by reference to such indices, appraisals or information as Lender determines in its reasonable discretion in order to reflect increased value due to inflation. Absent such annual adjustment, each policy shall contain inflation guard coverage insuring that the policy limit will be increased over time to reflect the effect of inflation. “Full replacement cost,” as used herein and elsewhere in this Section 2.3, means, with respect to the Improvements, the cost of replacing the Improvements without regard to deduction for depreciation, exclusive of the cost of excavations, foundations and footings below the lowest basement floor. Borrower shall also maintain insurance against loss or damage to furniture, furnishings, fixtures, equipment and other items (whether personalty or fixtures) included in the Property and owned by Borrower from time to time to the extent applicable. Each policy shall contain a replacement cost endorsement and either an agreed amount endorsement (to avoid the operation of any co-insurance provisions) or a waiver of any co-insurance provisions, all subject to Lender’s approval. The maximum deductible shall be $25,000.00.

(b) If the “special causes of loss” policy required in subsection (a) above excludes coverage for wind damage, Borrower shall maintain separate coverage for such risk. Furthermore, if the Property is located in the State of Florida, or within twenty five (25) miles of the ocean coast of the states of Texas, Louisiana, Mississippi, Alabama, Georgia, North Carolina, Hawaii or South Carolina, windstorm insurance must be maintained in an amount equal to the lesser of (i) the full replacement cost of the Property or (ii) the maximum limit of coverage available with respect to the Improvements and Equipment. If available, a minimum of eighteen (18) months general business income coverage specifically relating to wind damage shall be required. The maximum deductible shall be $25,000.00.

(c) Ordinance and law insurance is required if the Property is “non-conforming” with respect to any zoning requirements. Borrower shall maintain “Coverage A” against loss on value to the undamaged portion of the Improvements for the full replacement cost of the Improvements. Borrower shall also maintain “Coverage B” against the cost of demolition in an amount equal to ten percent (10%) of the total value of the Improvements and “Coverage C” against increased cost of reconstruction in an amount equal to twenty percent (20%) of the total value of the Improvements. The maximum deductible shall be $25,000.00.

(d) Commercial General Liability Insurance against claims for personal injury, bodily injury, death and property damage occurring on, in or about the Premises or the Improvements in amounts not less than $1,000,000.00 per occurrence and $2,000,000.00 in the aggregate plus umbrella coverage in an amount not less than $25,000,000. Lender hereby retains the right to periodically review the amount of said liability insurance being maintained by Borrower and to require an increase in the amount of said liability insurance should Lender deem an increase to be reasonably prudent under then existing circumstances. The maximum deductible shall be $10,000.00.

(e) Equipment breakdown (also known as boiler and machinery insurance) is required if steam boilers or other pressure-fired vessels are in operation at the Premises. Minimum liability coverage per accident must equal the greater of the replacement cost (insurable value) of the Improvements housing such boiler or pressure-fired machinery or $2,000,000.00. If one or more large HVAC units is in operation at the Premises, “Systems Breakdowns” coverage shall be required, as determined by Lender. Minimum liability coverage per accident must equal the value of such unit(s). If available, a minimum of eighteen (18) months general business income coverage specifically relating to boiler and machinery damage shall be required. The maximum deductible shall be $10,000.00. Co-insurance is prohibited.

(f) If the Improvements or any part thereof is situated in an area designated by the Federal Emergency Management Agency (“FEMA”) as a special flood hazard area (Zone A or Zone V), flood insurance in an amount equal to the lesser of: (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement basis (or the unpaid balance of the Debt if replacement cost coverage is not available for the type of building insured), or (ii) the maximum insurance available under the appropriate National Flood Insurance Administration program. If available, a minimum of eighteen (18) months general business income coverage specifically relating to flood damage shall be required. The maximum deductible shall be $3,000.00 per building or a higher minimum amount as required by FEMA or other applicable law.

(g) If the Property is situated in an area designated by FEMA as a high probability earthquake area (Zone 2b or greater), Lender may require a Probable Maximum Loss (“PML”) study to be conducted at the Property. If the PML study reveals a PML equal to or exceeding twenty percent (20%) of the full replacement cost of the Improvements, Borrower shall be required to maintain earthquake insurance in an amount equal to the PML percentage of full replacement cost of the Improvements. If available, a minimum of eighteen (18) months general business Income coverage specifically relating to earthquake damage shall be required. The maximum deductible shall be no more than five percent (5%) of the value at risk or the lowest deductible available in the State in which the Property is located.

(h) During the period of any construction, renovation or alteration of the existing Improvements which exceeds the lesser of 10% of the principal amount of the Note or $500,000, at Lender’s request, a completed value, “All Risk” Builder’s Risk form or “Course of Construction” insurance policy in non-reporting form, in an amount approved by Lender, may be required. During the period of any construction of any addition to the existing Improvements, a completed value, “All Risk” Builder’s Risk form or “Course of Construction” insurance policy in non-reporting form, in an amount approved by Lender, shall be required. The maximum deductible shall be $25,000.00.

(i) When required by applicable law, ordinance or other regulation, Worker’s Compensation and Employer’s Liability Insurance covering all persons subject to the worker’s compensation laws of the state in which the Property is located. Additionally, if Borrower has direct employees, Hired and Non-Owned Auto Insurance is required in an amount equal to $1,000,000 per occurrence. The maximum deductible shall be $25,000.00.

(j) In addition to the specific risk coverage required herein, general business income (loss of rents) insurance in amounts sufficient to compensate Borrower for all Rents and Profits or income during a period of not less than twelve (12) months. The “actual loss” amount of coverage shall be adjusted annually to reflect the greater of (i) estimated Rents and Profits or income payable during the succeeding twelve (12) month period or (ii) the projected operating expenses, capital expenses and debt service for the Property as approved by Lender in its sole discretion. Additionally, Lender, in its sole discretion, may require an “Extended Period of Indemnity” endorsement for an additional six (6) months to allow for re-leasing of the Property. The maximum deductible shall be $10,000.00.

(k) Such other insurance on the Property or on any replacements or substitutions thereof or additions thereto as may from time to time be required by Lender against other insurable hazards or casualties which at the time are commonly insured against in the case of property similarly situated including, without limitation, Sinkhole, Mine Subsidence and Environmental insurance, due regard being given to the height and type of buildings, their construction, location, use and occupancy.

All such insurance shall (i) be with insurers fully licensed and authorized to do business in the state within which the Premises is located and who have and maintain a rating of at least (A) A or higher from Standard & Poors and (B) AV or higher from A.M. Best, (ii) contain the complete address of the Premises (or a complete legal description), (iii) be for terms of at least one year, with premium prepaid, and (iv) be subject to the approval of Lender as to insurance companies, amounts, content, forms of policies, method by which premiums are paid and expiration dates, and (v) include a standard, non-contributory, mortgagee clause naming EXACTLY:

Wachovia Bank, National Association,
its Successors and Assigns ATIMA
c/o Wachovia Bank, National Association, as Servicer
P.O. Box 563956
Charlotte, North Carolina 28256-3956

(A) as an additional insured under all liability insurance policies, (B) as the first mortgagee on all property insurance policies and (C) as the loss payee on all loss of rents or loss of business income insurance policies.

Borrower shall, as of the date hereof, deliver to Lender evidence that said insurance policies have been prepaid as required above and certified copies of such insurance policies and original certificates of insurance signed by an authorized agent of the applicable insurance companies evidencing such insurance satisfactory to Lender. Borrower shall renew all such insurance and deliver to Lender an Accord 28 certificate for proof of commercial property insurance and an Accord 25 certificate for proof of liability insurance, together with such other certificates reasonably requested by Lender and policies evidencing such renewals at least thirty (30) days before any such insurance shall expire. Borrower further agrees that each such insurance policy: (i) shall provide for at least thirty (30) days’ prior written notice to Lender prior to any policy reduction or cancellation for any reason other than non-payment of premium and at least ten (10) days’ prior written notice to Lender prior to any cancellation due to non-payment of premium; (ii) shall contain an endorsement or agreement by the insurer that any loss shall be payable to Lender in accordance with the terms of such policy notwithstanding any act or negligence of Borrower which might otherwise result in forfeiture of such insurance; (iii) shall waive all rights of subrogation against Lender; and (iv) may be in the form of a blanket policy provided that, in the event that any such coverage is provided in the form of a blanket policy, Borrower hereby acknowledges and agrees that failure to pay any portion of the premium therefor which is not allocable to the Property or by any other action not relating to the Property which would otherwise permit the issuer thereof to cancel the coverage thereof, would require the Property to be insured by a separate, single-property policy. The blanket policy must properly identify and fully protect the Property as if a separate policy were issued for 100% of Replacement Cost at the time of loss and otherwise meet all of Lender’s applicable insurance requirements set forth in this Section 2.3. The delivery to Lender of the insurance policies or the certificates of insurance as provided above shall constitute, to the fullest extent permitted by law, an assignment of all proceeds payable under such insurance policies relating to the Property by Borrower to Lender as further security for the Debt. In the event of foreclosure of this Security Deed, or other transfer of title to the Property in extinguishment in whole or in part of the Debt, all right, title and interest of Borrower in and to all proceeds payable under such policies then in force concerning the Property shall thereupon vest in the purchaser at such foreclosure, or in Lender or other transferee in the event of such other transfer of title. Approval of any insurance by Lender shall not be a representation of the solvency of any insurer or the sufficiency of any amount of insurance. In the event Borrower fails to provide, maintain, keep in force or deliver and furnish to Lender the policies of insurance required by this Security Deed or evidence of their renewal as required herein, Lender may, but shall not be obligated to, procure such insurance and Borrower shall pay all amounts advanced by Lender therefor, together with interest thereon at the Default Interest Rate from and after the date advanced by Lender until actually repaid by Borrower, promptly upon demand by Lender. Any amounts so advanced by Lender, together with interest thereon, shall be secured by this Security Deed and by all of the other Loan Documents securing all or any part of the Debt. Lender shall not be responsible for nor incur any liability for the insolvency of the insurer or other failure of the insurer to perform, even though Lender has caused the insurance to be placed with the insurer after failure of Borrower to furnish such insurance. Borrower shall not obtain insurance for the Property in addition to that required by Lender without the prior written consent of Lender, which consent will not be unreasonably withheld provided that (i) Lender is a named insured on such insurance, (ii) Lender receives complete copies of all policies evidencing such insurance, and (iii) such insurance complies with all of the applicable requirements set forth herein.

2.4 Payment of Taxes. Borrower shall pay or cause to be paid, except to the extent provision is actually made therefor pursuant to Section 3.3 of this Security Deed, all taxes and assessments which are or may become a lien on the Property or which are assessed against or imposed upon the Property. Borrower shall furnish Lender with receipts (or if receipts are not immediately available, with copies of canceled checks evidencing payment with receipts to follow promptly after they become available) showing payment of such taxes and assessments at least fifteen (15) days prior to the applicable delinquency date therefor. Notwithstanding the foregoing, Borrower may, in good faith, by appropriate proceedings and upon notice to Lender, contest the validity, applicability or amount of any asserted tax or assessment so long as (a) such contest is diligently pursued, (b) Lender determines, in its subjective opinion, that such contest suspends the obligation to pay the tax and that nonpayment of such tax or assessment will not result in the sale, loss, forfeiture or diminution of the Property or any part thereof or any interest of Lender therein, and (c) prior to the earlier of the commencement of such contest or the delinquency date of the asserted tax or assessment, Borrower deposits in the Impound Account (as hereinafter defined) an amount determined by Lender to be adequate to cover the payment of such tax or assessment and a reasonable additional sum to cover possible interest, costs and penalties; provided, however, that Borrower shall promptly cause to be paid any amount adjudged by a court of competent jurisdiction to be due, with all interest, costs and penalties thereon, promptly after such judgment becomes final; and provided further that in any event each such contest shall be concluded and the taxes, assessments, interest, costs and penalties shall be paid prior to the date any writ or order is issued under which the Property may be sold, lost or forfeited.

2.5 Casualty and Condemnation. Borrower shall give Lender prompt written notice of (i) the occurrence of any casualty affecting the Property or any portion thereof, (ii) the institution of any proceedings for eminent domain or for the condemnation of the Property or any portion thereof or (iii) any written notification threatening the institution of any proceedings for eminent domain or for the condemnation of the Property or any portion thereof or any written request to execute a deed in lieu of condemnation affecting the Property or any portion thereof. To the fullest extent permitted by law, all insurance proceeds on the Property, and all causes of action, claims, compensation, awards and recoveries for any damage, condemnation or taking, or any deed in lieu of condemnation, affecting all or any part of the Property or for any damage or injury to it for any loss or diminution in value of the Property, are hereby assigned to and shall be paid to Lender. Lender may participate in any suits or proceedings relating to any such proceeds, causes of action, claims, compensation, awards or recoveries, and Lender is hereby authorized, in its own name or in Borrower’s name, to adjust any loss covered by insurance or any condemnation claim or cause of action, and to settle or compromise any claim or cause of action in connection therewith, and Borrower shall from time to time deliver to Lender any instruments required to permit such participation; provided, however, that, so long as no Event of Default has occurred, and no event has occurred or failed to occur which with the passage of time, the giving of notice, or both would constitute an Event of Default (a “Default”), Lender shall not have the right to participate in the adjustment of any loss which is not in excess of the lesser of (i) five percent (5%) of the then outstanding principal balance of the Note and (ii) $100,000. Lender shall apply any sums received by it under this Section first to the payment of all of its costs and expenses (including, but not limited to, reasonable legal fees and disbursements) incurred in obtaining those sums, and then, as follows:

(a) In the event that (x) less than fifteen percent (15%), in the case of condemnation, or thirty percent (30%), in the case of casualty, of the fair market value or net rentable square footage of the Improvements located on the Premises have been taken or destroyed and (y) Leases covering in the aggregate at least sixty-five percent (65%) of the total rentable space in the Property which has been demised under executed and delivered Leases in effect as of the date of the occurrence of such casualty or condemnation, whichever the case may be, and each Major Lease (as hereinafter defined) in effect as of such date shall remain in full force and effect during and after the completion of the restoration without abatement of rent beyond the time required for restoration, then if and so long as:

(1) no Default or Event of Default has occurred hereunder or under any of the other Loan Documents, and

(2) the Property can, in Lender’s judgment, with diligent restoration or repair, be returned to a condition at least equal to the condition thereof that existed prior to the casualty or partial taking causing the loss or damage within the earlier to occur of (A) nine (9) months after the initial receipt of any insurance proceeds or condemnation awards by either Borrower or Lender but in any event prior to the expiration or lapse of rent loss or general business income necessary to satisfy current obligations of the Loan, and (B) six (6) months prior to the stated maturity date of the Note, and

(3) all necessary governmental approvals can be obtained to allow the rebuilding and reoccupancy of the Property as described in Section (a)(2) above, and

(4) there are sufficient sums available (through insurance proceeds or condemnation awards and contributions by Borrower, the full amount of which shall, at Lender’s option, have been deposited with Lender) for such restoration or repair (including, without limitation, for any costs and expenses of Lender to be incurred in administering said restoration or repair) and for payment of principal and interest to become due and payable under the Note during such restoration or repair, and

(5) the economic feasibility of the Improvements after such restoration or repair will be such that income from their operation is reasonably anticipated to be sufficient to pay operating expenses of the Property and debt service on the Debt in full with the same coverage ratio considered by Lender in its determination to make the loan secured hereby, and

(6) in the event that the insurance proceeds or condemnation awards received as a result of such casualty or partial taking exceed the lesser of (i) five percent (5%) of the then outstanding principal balance of the Note and (ii) $150,000, Borrower shall have delivered to Lender, at Borrower’s sole cost and expense, an appraisal report in form and substance satisfactory to Lender appraising the value of the Property as proposed to be restored or repaired to be not less than the appraised value of the Property considered by Lender in its determination to make the loan secured hereby, and

(7) Borrower so elects by written notice delivered to Lender within five (5) days after settlement of the aforesaid insurance or condemnation claim.

Lender shall, solely for the purposes of such restoration or repair, advance so much of the remainder of such sums as may be required for such restoration or repair, and any funds deposited by Borrower therefor, to Borrower in the manner and upon such terms and conditions as would be required by a prudent interim construction lender, including, but not limited to, the prior approval by Lender of plans and specifications, contractors and form of construction contracts and the furnishing to Lender of permits, bonds, lien waivers, invoices, receipts and affidavits from contractors and subcontractors, in form and substance satisfactory to Lender in its discretion, with any remainder being applied by Lender for payment of the Debt in whatever order Lender directs in its absolute sole discretion, or at the discretion of Lender, the same may be paid, either in whole or in part, to, or for the benefit of, Borrower for such purposes as Lender shall designate in its discretion.

(b) In all other cases, namely, in the event that (x) more than fifteen percent (15%), in the case of condemnation, or thirty percent (30%), in the case of casualty, of the fair market value or net rentable square footage of the Improvements located on the Premises have been taken or destroyed (y) Leases covering in the aggregate at least sixty-five percent (65%) of the total rentable space in the Property which has been demised under executed and delivered Leases in effect as of the date of the occurrence of such casualty or condemnation, whichever the case may be, and each Major Lease (as hereinafter defined) in effect as of such date will not remain in full force and effect during and after the completion of the restoration without abatement of rent beyond the time required for restoration, or (z) Borrower does not elect to restore or repair the Property pursuant to clause (a) above or otherwise fails to meet the requirements of clause (a) above, then, in any of such events, Lender shall elect, in Lender’s absolute discretion and without regard to the adequacy of Lender’s security to do either of the following: (1) accelerate the maturity date of the Note and declare any and all of the Debt to be immediately due and payable and apply the remainder of such sums received pursuant to this Section to the payment of the Debt in whatever order Lender directs in its absolute discretion, with any remainder being paid to Borrower, or (2) notwithstanding that Borrower may have elected not to restore or repair the Property pursuant to the provisions of Section 2.5(a)(7) above, so long as the proceeds of any such award with respect to any casualty or condemnation are made available to the Borrower for restoration, require Borrower to restore or repair the Property in the manner and upon such terms and conditions as would be required by a prudent interim construction lender, including, but not limited to, the deposit by Borrower with Lender, within thirty (30) days after demand therefor, of any deficiency reasonably determined by Lender to be necessary in order to assure the availability of sufficient funds to pay for such restoration or repair, including Lender’s costs and expenses to be incurred in connection therewith, the prior approval by Lender of plans and specifications, contractors and form of construction contracts and the furnishing to Lender of permits, bonds, lien waivers, invoices, receipts and affidavits from contractors and subcontractors, in form and substance satisfactory to Lender in its discretion, and apply the remainder of such sums toward such restoration and repair, with any balance thereafter remaining being applied by Lender for payment of the Debt in whatever order Lender directs in its absolute sole discretion, or at the discretion of Lender, the same may be paid, either in whole or in part, to, or for the benefit of, Borrower for such purposes as Lender shall designate in its discretion.

Any reduction in the Debt resulting from Lender’s application of any sums received by it hereunder shall take effect only when Lender actually receives such sums and elects to apply such sums to the Debt and, in any event, the unpaid portion of the Debt shall remain in full force and effect and Borrower shall not be excused in the payment thereof. Partial payments received by Lender, as described in the preceding sentence, shall be applied first to the final payment due under the Note and thereafter to installments due under the Note in the inverse order of their due date. If Borrower elects or Lender directs Borrower to restore or repair the Property after the occurrence of a casualty or partial taking of the Property as provided above, Borrower shall promptly and diligently, at Borrower’s sole cost and expense and regardless of whether the insurance proceeds or condemnation award, as appropriate, shall be sufficient for the purpose, restore, repair, replace and rebuild the Property as nearly as possible to its value, condition and character immediately prior to such casualty or partial taking in accordance with the foregoing provisions and Borrower shall pay to Lender all costs and expenses of Lender incurred in administering said rebuilding, restoration or repair, provided that Lender makes such proceeds or award available for such purpose. Borrower agrees to execute and deliver from time to time such further instruments as may be requested by Lender to confirm the foregoing assignment to Lender of any award, damage, insurance proceeds, payment or other compensation. To the fullest extent permitted by law, Lender is hereby irrevocably constituted and appointed the attorney-in-fact of Borrower (which power of attorney shall be irrevocable so long as any portion of the Debt is outstanding, shall be deemed coupled with an interest, shall survive the voluntary or involuntary dissolution of Borrower and shall not be affected by any disability or incapacity suffered by Borrower subsequent to the date hereof), with full power of substitution, subject to the terms of this Section, to settle for, collect and receive any such awards, damages, insurance proceeds, payments or other compensation from the parties or authorities making the same, to appear in and prosecute any proceedings therefor and to give receipts and acquittances therefor.

2.6 Construction Liens. Borrower shall pay when due all claims and demands of mechanics, materialmen, laborers and others for any work performed or materials delivered for the Premises or the Improvements; provided, however, that, Borrower shall have the right to contest in good faith any such claim or demand, so long as it does so diligently, by appropriate proceedings and without prejudice to Lender and provided that neither the Property nor any interest therein would be in any danger of sale, loss or forfeiture as a result of such proceeding or contest. In the event Borrower shall contest any such claim or demand, Borrower shall promptly notify Lender of such contest and thereafter shall, upon Lender’s request, promptly provide a bond, cash deposit or other security satisfactory to Lender to protect Lender’s interest and security should the contest be unsuccessful. If Borrower shall fail to immediately discharge or provide security against any such claim or demand as aforesaid, Lender may do so and any and all expenses incurred by Lender, together with interest thereon at the Default Interest Rate from the date incurred by Lender until actually paid by Borrower, shall be immediately paid by Borrower on demand and shall be secured by this Security Deed and by all of the other Loan Documents securing all or any part of the Debt.

2.7 Rents and Profits. As additional and collateral security for the payment of the Debt and cumulative of any and all rights and remedies herein provided for, Borrower hereby absolutely and presently assigns to Lender all existing and future Rents and Profits. Borrower hereby grants to Lender the sole, exclusive and immediate right, without taking possession of the Property, to demand, collect (by suit or otherwise), receive and give valid and sufficient receipts for any and all of said Rents and Profits, for which purpose Borrower does hereby irrevocably make, constitute and appoint Lender its attorney-in-fact with full power to appoint substitutes or a trustee to accomplish such purpose (which power of attorney shall be irrevocable so long as any portion of the Debt is outstanding, shall be deemed to be coupled with an interest, shall survive the voluntary or involuntary dissolution of Borrower and shall not be affected by any disability or incapacity suffered by Borrower subsequent to the date hereof). Lender shall be without liability for any loss which may arise from a failure or inability to collect Rents and Profits, proceeds or other payments. However, until the occurrence of an Event of Default under this Security Deed or under any other of the Loan Documents, Borrower shall have a license to collect, receive, use and enjoy the Rents and Profits when due and prepayments thereof for not more than one (1) month prior to due date thereof. Upon the occurrence of an Event of Default, Borrower’s license shall automatically terminate without notice to Borrower and Lender may thereafter, without taking possession of the Property, collect the Rents and Profits itself or by an agent or receiver. From and after the termination of such license, Borrower shall be the agent of Lender in collection of the Rents and Profits, and all of the Rents and Profits so collected by Borrower shall be held in trust by Borrower for the sole and exclusive benefit of Lender, and Borrower shall, within one (1) business day after receipt of any Rents and Profits, pay the same to Lender to be applied by Lender as hereinafter set forth. Neither the demand for or collection of Rents and Profits by Lender shall constitute any assumption by Lender of any obligations under any agreement relating thereto. Lender is obligated to account only for such Rents and Profits as are actually collected or received by Lender. Borrower irrevocably agrees and consents that the respective payors of the Rents and Profits shall, upon demand and notice from Lender of an Event of Default, pay said Rents and Profits to Lender without liability to determine the actual existence of any Event of Default claimed by Lender. Borrower hereby waives any right, claim or demand which Borrower may now or hereafter have against any such payor by reason of such payment of Rents and Profits to Lender, and any such payment shall discharge such payor’s obligation to make such payment to Borrower. All Rents collected or received by Lender may be applied against all expenses of collection, including, without limitation, reasonable attorneys’ fees, against costs of operation and management of the Property and against the Debt, in whatever order or priority as to any of the items so mentioned as Lender directs in its sole subjective discretion and without regard to the adequacy of its security. Neither the exercise by Lender of any rights under this Section nor the application of any Rents to the Debt shall cure or be deemed a waiver of any Event of Default. The assignment of Rents and Profits hereinabove granted shall continue in full force and effect during any period of foreclosure or redemption with respect to the Property. Borrower has executed an Assignment of Leases and Rents dated of even date herewith (the “Lease Assignment”) in favor of Lender covering all of the right, title and interest of Borrower, as landlord, lessor or licensor, in and to any Leases. All rights and remedies granted to Lender under the Lease Assignment shall be in addition to and cumulative of all rights and remedies granted to Lender hereunder.

2.8 Leases.

(a) Borrower covenants and agrees that it shall not enter into any Lease (i) affecting 5,000 square feet or more of the Property or (ii) having a term of five (5) years or more (inclusive of any renewals or extensions) (each, a “Major Lease”) without the prior written approval of Lender, which approval shall not be unreasonably withheld. The request for approval of each such proposed new Lease shall be made to Lender in writing and shall state that, pursuant to the terms of this Security Deed, failure to approve or disapprove such proposed Lease within fifteen (15) business days is deemed approval and Borrower shall furnish to Lender (and any loan servicer specified from time to time by Lender): (i) such biographical and financial information about the proposed Tenant as Lender may require in conjunction with its review, (ii) a copy of the proposed form of Lease, and (iii) a summary of the material terms of such proposed Lease (including, without limitation, rental terms and the term of the proposed lease and any options). It is acknowledged that Lender intends to include among its criteria for approval of any such proposed Lease the following: (i) such Lease shall be with a bona-fide arm’s-length Tenant; (ii) such Lease shall not contain any rental or other concessions which are not then customary and reasonable for similar properties and Leases in the market area of the Premises; (iii) such Lease shall provide that the Tenant pays for its expenses; (iv) the rental shall be at least at the market rate then prevailing for similar properties and leases in the market areas of the Premises; and (v) such Lease shall contain subordination and attornment provisions in form and content acceptable to Lender. Failure of Lender to approve or disapprove any such proposed Lease within fifteen (15) business days after receipt of such written request and all the documents and information required to be furnished to Lender with such request shall be deemed approval, provided that the written request for approval specifically mentioned the same.

(b) Prior to execution of any Leases of space in the Improvements after the date hereof, Borrower shall submit to Lender, for Lender’s prior approval, which approval shall not be unreasonably withheld, a copy of the form Lease Borrower plans to use in leasing space in the Improvements or at the Property. All such Leases of space in the Improvements or at the Property shall be on terms consistent with the terms for similar leases in the market area of the Premises, shall provide for free rent only if the same is consistent with prevailing market conditions and shall provide for market rents then prevailing in the market area of the Premises. Such Leases shall also provide for security deposits in reasonable amounts consistent with prevailing market conditions. Borrower shall also submit to Lender for Lender’s approval, which approval shall not be unreasonably withheld, prior to the execution thereof, any proposed Lease of the Improvements or any portion thereof that differs materially and adversely from the aforementioned form Lease. Borrower shall not execute any Lease for all or a substantial portion of the Property, except for an actual occupancy by the Tenant, lessee or licensee thereunder, and shall at all times promptly and faithfully perform, or cause to be performed, all of the covenants, conditions and agreements contained in all Leases with respect to the Property, now or hereafter existing, on the part of the landlord, lessor or licensor thereunder to be kept and performed. Borrower shall furnish to Lender, within sixty (60) days after a request by Lender to do so, but in any event by January 1 of each year, a current Rent Roll, certified by Borrower as being true and correct, containing the names of all Tenants with respect to the Property, the terms of their respective Leases, the spaces occupied and the rentals or fees payable thereunder and the amount of each Tenant’s security deposit. Upon the request of Lender, Borrower shall deliver to Lender a copy of each such Lease. Borrower shall not do or suffer to be done any act, or omit to take any action, that might result in a default by the landlord, lessor or licensor under any such Lease or allow the Tenant thereunder to withhold payment of rent or cancel or terminate same and shall not further assign any such Lease or any such Rents and Profits. Borrower, at no cost or expense to Lender, shall enforce, short of termination, the performance and observance of each and every condition and covenant of each of the parties under such Leases and Borrower shall not anticipate, discount, release, waive, compromise or otherwise discharge any rent payable under any of the Leases. Notwithstanding the foregoing, at any time and from time to time, Lender shall be entitled to, and Borrower hereby grants to Lender the right to, undertake any and all action as may be required (in the sole discretion of Lender) to cure any default, or event which with the passage of time following any notice and cure period shall constitute a default by Borrower, under such Leases. Borrower shall not, without the prior written consent of Lender, modify any of the Leases, terminate or accept the surrender of any Leases, waive or release any other party from the performance or observance of any obligation or condition under such Leases except, with respect only to Leases which are not Major Leases, in the normal course of business in a manner which is consistent with sound and customary leasing and management practices for similar properties in the community in which the Property is located. Lender reserves the right to condition its consent to any termination or surrender of any Lease upon the payment to Lender of any lease termination or other payment due from the applicable tenant in connection with such termination or surrender. Borrower and Lender agree that all such sums paid to Lender shall be held by Lender as a tenant improvement and leasing commission reserve and shall be considered a “Reserve” as described in Section 3.1 hereof and all such amounts shall be held, maintained, applied and disbursed in accordance with Lender’s standard procedures relating to similar reserves. Borrower shall not permit the prepayment of any rents under any of the Leases for more than one (1) month prior to the due date thereof.

(c) Each Lease executed after the date hereof affecting any of the Premises or the Improvements must provide, in a manner approved by Lender, that the Tenant will recognize as its landlord, lessor or licensor, as applicable, and attorn to any person succeeding to the interest of Borrower upon any foreclosure of this Security Deed or deed in lieu of foreclosure. Each such Lease shall also provide that, upon request of said successor-in-interest, the Tenant shall execute and deliver an instrument or instruments confirming its attornment as provided for in this Section; provided, however, that neither Lender nor any successor-in-interest shall be bound by any payment of rent for more than one (1) month in advance, or any amendment or modification of said Lease made without the express written consent of Lender or said successor-in-interest.

(d) Upon the occurrence of an Event of Default under this Security Deed, whether before or after the whole principal sum secured hereby is declared to be immediately due or whether before or after the institution of legal proceedings to foreclose this Security Deed, forthwith, upon demand of Lender, Borrower shall surrender to Lender, and Lender shall be entitled to take actual possession of, the Property or any part thereof personally, or by its agent or attorneys. In such event, Lender shall have, and Borrower hereby gives and grants to Lender, the right, power and authority to make and enter into Leases with respect to the Property or portions thereof for such rents and for such periods of occupancy and upon conditions and provisions as Lender may deem desirable in its sole discretion, and Borrower expressly acknowledges and agrees that the term of any such Lease may extend beyond the date of any foreclosure sale of the Property, it being the intention of Borrower that in such event Lender shall be deemed to be and shall be the attorney-in-fact of Borrower for the purpose of making and entering into Leases of parts or portions of the Property for the rents and upon the terms, conditions and provisions deemed desirable to Lender in its sole discretion and with like effect as if such Leases had been made by Borrower as the owner in fee simple of the Property free and clear of any conditions or limitations established by this Security Deed. The power and authority hereby given and granted by Borrower to Lender shall be deemed to be coupled with an interest, shall not be revocable by Borrower so long as any portion of the Debt is outstanding, shall survive the voluntary or involuntary dissolution of Borrower and shall not be affected by any disability or incapacity suffered by Borrower subsequent to the date hereof. In connection with any action taken by Lender pursuant to this Section, Lender shall not be liable for any loss sustained by Borrower resulting from any failure to let the Property, or any part thereof, or from any other act or omission of Lender in managing the Property, nor shall Lender be obligated to perform or discharge any obligation, duty or liability under any Lease covering the Property or any part thereof or under or by reason of this instrument or the exercise of rights or remedies hereunder. Borrower shall, and does hereby, indemnify Lender for, and hold Lender harmless from, any and all claims, actions, demands, liabilities, loss or damage which may or might be incurred by Lender under any such Lease or under this Security Deed or by the exercise of rights or remedies hereunder and from any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in any such Lease other than those finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of Lender. Should Lender incur any such liability, the amount thereof, including, without limitation, costs, expenses and reasonable attorneys’ fees, together with interest thereon at the Default Interest Rate from the date incurred by Lender until actually paid by Borrower, shall be immediately due and payable to Lender by Borrower on demand and shall be secured hereby and by all of the other Loan Documents securing all or any part of the Debt. Nothing in this Section shall impose on Lender any duty, obligation or responsibility for the control, care, management or repair of the Property, or for the carrying out of any of the terms and conditions of any such Lease, nor shall it operate to make Lender responsible or liable for any waste committed on the Property by the Tenants or by any other parties or for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of the Property. Borrower hereby assents to, ratifies and confirms any and all actions of Lender with respect to the Property taken under this Section.

(e) If requested by Lender, Borrower shall furnish, or shall cause the applicable tenant to furnish, to Lender financial data and/or financial statements in accordance with Regulation AB (as defined herein) for any tenant of any Property if, in connection with a securitization, Lender expects there to be, with respect to such tenant or group of affiliated tenants, a concentration within all of the mortgage loans included or expected to be included, as applicable, in such securitization such that such tenant or group of affiliated tenants would constitute a Significant Obligor (as defined herein); provided, however, that in the event the related lease does not require the related tenant to provide the foregoing information, Borrower shall use commercially reasonable efforts to cause the applicable tenant to furnish such information.

2.9 Alienation and Further Encumbrances.

(a) General Prohibition on Transfers. Borrower acknowledges that Lender has relied upon the principals of Borrower and their experience in owning and operating the Property and properties similar to the Property in connection with the closing of the loan evidenced by the Note. Accordingly, except as specifically allowed in the remaining subsections of this Sections 2.9 and notwithstanding anything to the contrary contained in Section 6.6 hereof, in the event that the Property or any part thereof or direct or indirect interest therein or direct or indirect interest in Borrower shall be sold, conveyed, disposed of, alienated, hypothecated, leased (except to Tenants of space in the Improvements in accordance with the provisions of Section 2.8 hereof), assigned, pledged, mortgaged, further encumbered or otherwise transferred or Borrower shall be divested of its title to the Property or any direct or indirect interest therein, in any manner or way, whether voluntarily or involuntarily (each, a “Transfer”), without the prior written consent of Lender being first obtained, which consent may be withheld in Lender’s sole discretion, then the same shall constitute an Event of Default and Lender shall have the right, at its option, to declare any or all of the Debt, irrespective of the maturity date specified in the Note, immediately due and payable and to otherwise exercise any of its other rights and remedies contained in Article V hereof. A Transfer within the meaning of this Section 2.9 shall be deemed to include, among other things: (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; and (ii) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Rents and Profits.

(b) Expressly Permitted Transfers. Provided that no Default and no Event of Default is then continuing hereunder or under any of the other Loan Documents, the following Transfers shall be permitted under this Section 2.9 without the prior consent of Lender:

(1) a Transfer of corporate stock, partnership interests (other than the general partner’s direct interests in Borrower) and/or membership interests (other than the managing member’s direct interests in Borrower) in Borrower, or in any partner or member of Borrower, or any direct or indirect legal or beneficial owner of Borrower, so long as following such Transfer (whether in one or a series of transactions) or, with respect to any creation or issuance of new limited partnership interests or membership interests, not more than 49% of the beneficial economic interest in Borrower (whether directly or indirectly, but excluding any sales of interets in NNN Healthcare/Office REIT, Inc., a Maryland corporation) has been transferred in the aggregate, and there is no Change of Control and the persons responsible for the day to day management of the Property and Borrower remain unchanged following such Transfer;

(2) any involuntary Transfer caused by the death of any partner, shareholder, joint venturer, member or beneficial owner of a trust, or any direct or indirect legal or beneficial owner of Borrower, so long as Borrower is promptly reconstituted, if required, following such death and so long as there is no Change of Control and those persons responsible for the day to day management of the Property and Borrower remain unchanged as a result of such death (other than any decedent) or any replacement management or controlling parties are approved by Lender;

(3) a Transfer comprised of gifts for estate planning purposes of any individual’s interests in Borrower, or in any of Borrower’s partners, members, shareholders, beneficial owners of a trust or joint venturers, or any direct or indirect legal or beneficial owner of Borrower, to the spouse, any lineal descendant, or the spouse of any lineal descendant of such individual, or to a trust for the benefit of any one or more of such individual, spouse, any lineal descendant, or the spouse of any lineal descendant of such individual, so long as Borrower is reconstituted promptly, if required, following such gift and so long as there is no Change of Control and those persons responsible for the day to day management of the Property and Borrower remain unchanged following such gift.

Notwithstanding any provision of this Security Deed to the contrary, no person or entity may become an owner of a direct or indirect interest in Borrower, which interest exceeds forty-nine (49%) percent, without Lender’s prior written consent unless Borrower has complied with the provisions set forth in Section 2.9(c) below. For purposes of this Section 2.9(b), “Change of Control” shall mean a change in the identity of the individual or entities or group of individuals or entities who have the right, by virtue of any partnership agreement, articles of incorporation, by-laws, articles of organization, operating agreement or any other agreement, with or without taking any formative action, to cause Borrower to take some action or to prevent, restrict or impede Borrower from taking some action which, in either case, Borrower could take or could refrain from taking were it not for the rights of such individuals. With respect to any Transfer of less than an undivided forty-nine percent (49%) interest in the Property that is subject to the prior written approval of Lender, Lender shall approve or disapprove any such matter within ten (10) Business Days of Lender’s receipt of a written notice from Borrower requesting Lender’s approval, provided such notice includes all information necessary to make such decision, and further provided that such written notice from Borrower shall conspicuously state, in large bold type, that “PURSUANT TO SECTION 2.9 OF THE SECURITY DEED, A RESPONSE IS REQUIRED WITHIN TEN (10) BUSINESS DAYS OF LENDER’S RECEIPT OF THIS WRITTEN NOTICE”. If Lender fails to disapprove any such matter within such period, Borrower shall provide a second written notice requesting approval, which written notice shall conspicuously state, in large bold type, that “PURSUANT TO SECTION 2.9 OF THE SECURITY DEED, THE MATTER DESCRIBED HEREIN SHALL BE DEEMED APPROVED IF LENDER DOES NOT RESPOND TO THE CONTRARY WITHIN FIVE (5) BUSINESS DAYS OF LENDER’S RECEIPT OF THIS WRITTEN NOTICE”. Thereafter, if Lender does not disapprove such matter within said five (5) Business Day period such matter shall be deemed approved.

(c) Sales. Lender shall consent to (x) one or more Transfers of the Property in its entirety, or (y) one or more Transfers of direct or indirect interests in the Borrower for which consent is required under this Section 2.9 (any such hereinafter, a “Sale”) to any person or entity provided that, for each Sale, each of the following terms and conditions are satisfied:

(1) No Default and no Event of Default is then continuing hereunder or under any of the other Loan Documents;

(2) Borrower gives Lender written notice of the terms of such prospective Sale not less than sixty (60) days before the date on which such Sale is scheduled to close and, concurrently therewith, gives Lender all such information concerning the proposed transferee of the Property or the proposed owner of the direct or indirect interest in the Borrower for which consent is required under this Section 2.9, as applicable (hereinafter, “Buyer”) as Lender would require in evaluating an initial extension of credit to a borrower and pays to Lender a non-refundable application fee in the amount of $5,000. Lender shall have the right to approve or disapprove the proposed Buyer. In determining whether to give or withhold its approval of the proposed Buyer, Lender shall consider the Buyer’s experience and track record in owning and operating facilities similar to the Property, the Buyer’s financial strength, the Buyer’s general business standing and the Buyer’s relationships and experience with contractors, vendors, tenants, lenders and other business entities; provided, however, that, notwithstanding Lender’s agreement to consider the foregoing factors in determining whether to give or withhold such approval, such approval shall be given or withheld based on what Lender determines to be commercially reasonable in Lender’s sole discretion and, if given, may be given subject to such conditions as Lender may deem appropriate;

(3) Borrower pays Lender, concurrently with the closing of such Sale, a non-refundable assumption fee in an amount equal to all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys’ fees and Rating Agency fees, incurred by Lender in connection with the Sale, plus an amount equal to one percent (1.0%) of the then outstanding principal balance of the Note;

(4) In the event that such Sale is a Transfer of the Property in its entirety, the Buyer assumes and agrees to pay the Debt subject to the provisions of Section 6.27 hereof and, in all cases (whether such Sale is a Transfer of the Property in its entirety or a Transfer of direct or indirect interests in the Borrower for which consent is required under this Section 2.9), prior to or concurrently with the closing of such Sale, the Buyer executes, without any cost or expense to Lender, such documents and agreements as Lender shall reasonably require to evidence and effectuate said assumption and delivers such legal opinions (including, without limitation, a REMIC opinion) as Lender may require;

(5) A party associated with the Buyer approved by Lender in its sole discretion assumes the obligations of the current Indemnitor under its guaranty or indemnity agreement and environmental indemnity agreement and such party associated with the Buyer executes, without any cost or expense to Lender, a substitution agreement or a new guaranty or indemnity agreement or environmental indemnity agreement in form and substance satisfactory to Lender and delivers such legal opinions as Lender may require;

(6) Borrower and the Buyer execute, without any cost or expense to Lender, new financing statements or financing statement amendments (and new financing statements as may be necessary) and any additional documents reasonably requested by Lender;

(7) Borrower delivers to Lender, without any cost or expense to Lender, such replacement policy or endorsements to Lender’s title insurance policy, hazard insurance policy endorsements or certificates and other similar materials as Lender may deem necessary at the time of the Sale, all in form and substance satisfactory to Lender, including, without limitation, a replacement policy or an endorsement or endorsements to Lender’s title insurance policy insuring the lien of this Security Deed, extending the effective date of such policy to the date of execution and delivery (or, if later, of recording) of the assumption agreement referenced above in subparagraph (4) of this Section, with no additional exceptions added to such policy, and, in the event that such Sale is a Transfer of the Property in its entirety, insuring that fee simple title to the Property is vested in the Buyer;

(8) Borrower and any current Indemnitor execute and deliver to Lender, without any cost or expense to Lender, a release of Lender, its officers, directors, employees and agents, from all claims and liability relating to the transactions evidenced by the Loan Documents, through and including the date of the closing of the Sale, which agreement shall be in form and substance satisfactory to Lender and shall be binding upon the Buyer and any new Indemnitor;

(9) Subject to the provisions of Section 6.27 hereof, such Sale is not construed so as to relieve Borrower of any personal liability under the Note or any of the other Loan Documents for any acts or events occurring or obligations arising prior to or simultaneously with the closing of such Sale, whether or not same is discovered prior or subsequent to the closing of such Sale, and Borrower executes, without any cost or expense to Lender, such documents and agreements as Lender shall reasonably require to evidence and effectuate the ratification of said personal liability. In the event that such Transfer is a Sale of the Property in its entirety, Borrower shall be released from and relieved of any personal liability under the Note or any of the other Loan Documents for any acts or events occurring or obligations arising after the closing of such Sale which are not caused by or arising out of any acts or events occurring or obligations arising prior to or simultaneously with the closing of such Sale;

(10) Such Sale is not construed so as to relieve any current Indemnitor of its obligations under any guaranty or indemnity agreement for any acts or events occurring or obligations arising prior to or simultaneously with the closing of such Sale, and each such current Indemnitor executes, without any cost or expense to Lender, such documents and agreements as Lender shall reasonably require to evidence and effectuate the ratification of each such guaranty and indemnity agreement. In the event that such Transfer is a Sale of the Property in its entirety, each such current Indemnitor shall be released from and relieved of any of its obligations under any guaranty or indemnity agreement executed in connection with the Loan secured hereby for any acts or events occurring or obligations arising after the closing of such Sale which are not caused by or arising out of any acts or events occurring or obligations arising prior to or simultaneously with the closing of such Sale;

(11) The Buyer shall furnish, if the Buyer is a corporation, partnership or other entity, all appropriate papers evidencing the Buyer’s capacity and good standing, and the qualification of the signers to execute the assumption of the Debt, which papers shall include certified copies of all documents relating to the organization and formation of the Buyer and of the entities, if any, which are partners of the Buyer. In the event that such Sale is a Transfer of the Property in its entirety, the Buyer shall be a Single Purpose Entity whose formation documents shall be approved by counsel to Lender, and who shall comply with the requirements set forth in Section 2.29 hereof;

(12) Borrower delivers to Lender confirmation in writing (a “No-Downgrade Confirmation”) from each Rating Agency that such Sale will not result in a qualification, downgrade or withdrawal of any ratings issued in connection with any Secondary Market Transaction (as hereinafter defined) or, in the event the Secondary Market Transaction has not yet occurred, Lender shall, in its sole discretion, have approved the Sale; and

(13) The applicable transfer will not result in an increase in the real property taxes for the Premises and Improvements that would cause the debt service coverage ratio of the Debt with respect to the immediately succeeding twelve (12) month period to be less than the debt service coverage ratio of the Debt for the twelve (12) month period immediately preceding such transfer, in each case as determined by Lender.

2.10 Payment of Utilities, Assessments, Charges, Etc. Borrower shall pay when due all utility charges which are incurred by Borrower or which may become a charge or lien against any portion of the Property for gas, electricity, water and sewer services furnished to the Premises and/or the Improvements and all other assessments or charges of a similar nature, or assessments payable pursuant to any restrictive covenants, whether public or private, affecting the Premises and/or the Improvements or any portion thereof, whether or not such assessments or charges are or may become liens thereon.

2.11 Access Privileges and Inspections. Lender and the agents, representatives and employees of Lender shall, subject to the rights of Tenants, have full and free access to the Premises and the Improvements and any other location where books and records concerning the Property are kept at all reasonable times and, except in the event of an emergency, upon not less than 24 hours prior notice (which notice may be telephonic) for the purposes of inspecting the Property and of examining, copying and making extracts from the books and records of Borrower relating to the Property. Borrower shall lend assistance to all such agents, representatives and employees of Lender.

2.12 Waste; Alteration of Improvements. Borrower shall not commit, suffer or permit any waste on the Property nor take any actions that might invalidate any insurance carried on the Property. Borrower shall maintain the Property in good condition and repair. No part of the Improvements may be removed, demolished or materially altered, without the prior written consent of Lender other than in connection with non-structural day to day maintenance and except for tenant improvements under Leases. Without the prior written consent of Lender, Borrower shall not commence construction of any improvements on the Premises other than improvements required for the maintenance or repair of the Property. Lender reserves the right to condition its consent to any material alteration, removal, demolition or new construction on the following: (i) such conditions as would be required by a prudent interim construction lender, including, but not limited to, the prior approval by Lender of plans and specifications, construction budgets, contractors and form of construction contracts and the furnishing to Lender of evidence regarding funds, permits, approvals, bonds, insurance, lien waivers, title endorsements, appraisals, surveys, certificates of occupancy, certificates regarding completion, invoices, receipts and affidavits from contractors and subcontractors, in form and substance satisfactory to Lender in its discretion, (ii) the delivery of an opinion from counsel satisfactory to Lender in its discretion and in form and substance satisfactory to Lender in its discretion opining as to such matters as Lender may reasonably require, including, without limitation, an opinion that such alteration, removal, demolition or new construction will not have an adverse effect on the status of any trust formed in connection with a Secondary Market Transaction a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code (“REMIC”), and (iii) Borrower’s agreement to pay all fees, costs and expenses incurred by Lender in granting such consent, including, without limitation, reasonable attorneys’ fees and expenses.

2.13 Zoning. Without the prior written consent of Lender, Borrower shall not seek, make, suffer, consent to or acquiesce in any change in the zoning or conditions of use of the Premises or the Improvements. Borrower shall comply with and make all payments required under the provisions of any covenants, conditions or restrictions affecting the Premises or the Improvements. Borrower shall comply with all existing and future requirements of all governmental authorities having jurisdiction over the Property. Borrower shall keep all licenses, permits, franchises and other approvals necessary for the operation of the Property in full force and effect. Borrower shall operate the Property as a commercial/medical office complex for so long as the Debt is outstanding. If, under applicable zoning provisions, the use of all or any part of the Premises or the Improvements is or becomes a nonconforming use, Borrower shall not cause or permit such use to be discontinued or abandoned without the prior written consent of Lender. Further, without Lender’s prior written consent, Borrower shall not file or subject any part of the Premises or the Improvements to any declaration of condominium or co-operative or convert any part of the Premises or the Improvements to a condominium, co-operative or other form of multiple ownership and governance.

2.14 Financial Statements and Books and Records. Borrower shall keep accurate books and records of account of the Property and its own financial affairs sufficient to permit the preparation of financial statements therefrom in accordance with sound accounting practices relating to the real estate industry, in accordance with generally accepted accounting principals, consistently applied. Lender and its duly authorized representatives shall have the right to examine, copy and audit Borrower’s records and books of account at all reasonable times. So long as this Security Deed continues in effect, Borrower shall provide to Lender, in addition to any other financial statements required hereunder or under any of the other Loan Documents, the following financial statements and information, all of which must be certified to Lender as being true and correct by Borrower or the person or entity to which they pertain, as applicable, and be prepared in accordance with sound accounting practices relating to the real estate industry, on a Cash/Tax basis, consistently applied, and be in form and substance acceptable to Lender:

(a) copies of all tax returns filed by Borrower, within thirty (30) days after the date of filing;

(b) monthly operating statements for the Property and a Rent Roll, within sixty (60) days after the end of each calendar month commencing with the first full month after the date hereof and continuing until the earlier of (X) twelve (12) calendar months following the date hereof or (Y) the date of a Secondary Market Transaction;

(c) quarterly balance sheets, operating statements for the Property and a Rent Roll, within sixty (60) days after the end of each March, June, September and December commencing with the calendar quarter during which the Borrower is permitted to cease submitting monthly operating statements under subsection (b) above;

(d) annual balance sheets for the Property and annual financial statements for Borrower, and each Indemnitor, within one hundred twenty (120) days after the end of each calendar year;

(e) such other information with respect to the Property, Borrower, the principals or general partners in Borrower, and each Indemnitor, which may be reasonably requested from time to time by Lender, within a reasonable time after the applicable request; and

(f) if, at the time one or more Disclosure Documents are being prepared for a securitization, Lender expects that Borrower alone or Borrower and one or more affiliates of Borrower collectively, or the Property alone or the Property and any other parcel(s) of real property, together with improvements thereon and personal property related thereto, that is “related”, within the meaning of the definition of Significant Obligor, to the Property (a “Related Property”) collectively, will be a Significant Obligor, Borrower shall furnish to Lender upon request (i) the selected financial data or, if applicable, net operating income, required under Item 1112(b)(1) of Regulation AB and meeting the requirements thereof, if Lender expects that the principal amount of the Loan, together with any loans made to an affiliate of Borrower or secured by a Related Property that is included in a securitization with the Loan (a “Related Loan”), as of the cut-off date for such securitization may, or if the principal amount of the Loan together with any Related Loans as of the cut-off date for such securitization and at any time during which the Loan and any Related Loans are included in a securitization does, equal or exceed ten percent (10%) (but less than twenty percent (20%)) of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in the securitization or (ii) the financial statements required under Item 1112(b)(2) of Regulation AB and meeting the requirements thereof, if Lender expects that the principal amount of the Loan together with any Related Loans as of the cut-off date for such securitization may, or if the principal amount of the Loan together with any Related Loans as of the cut-off date for such securitization and at any time during which the Loan and any Related Loans are included in a securitization does, equal or exceed twenty percent (20%) of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in the securitization. Such financial data or financial statements shall be furnished to Lender (A) within ten (10) Business Days after notice from Lender in connection with the preparation of Disclosure Documents for the securitization, (B) not later than thirty (30) days after the end of each fiscal quarter of Borrower and (C) not later than seventy-five (75) days after the end of each fiscal year of Borrower; provided, however, that Borrower shall not be obligated to furnish financial data or financial statements pursuant to clauses (B) or (C) of this sentence with respect to any period for which a filing pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in connection with or relating to the securitization (an “Exchange Act Filing”) is not required. As used herein, “Regulation AB” shall mean Regulation AB under the Securities Act of 1933, as amended and the Exchange Act. As used herein, “Disclosure Document” shall mean a prospectus, prospectus supplement, private placement memorandum, or similar offering memorandum or offering circular, in each case in preliminary or final form, used to offer securities in connection with a securitization. As used herein, “Significant Obligor” shall have the meaning set forth in Item 1101(k) of Regulation AB.

If any of the aforementioned materials are not furnished to Lender within the applicable time periods, are not prepared in accordance with the foregoing requirements or Lender is dissatisfied with the form of any of the foregoing and has notified Borrower of its dissatisfaction, in addition to any other rights and remedies of Lender contained herein and provided Lender has given Borrower at least thirty (30) days notice of such failure and opportunity to cure, (i) Borrower shall pay to Lender upon demand, at Lender’s option and in its sole discretion, an amount equal to $2,500 per reporting period, and (ii) Lender shall have the right, but not the obligation, to obtain the same by means of an audit by an independent certified public accountant selected by Lender, in which event Borrower agrees to pay, or to reimburse Lender for, any expense of such audit and further agrees to provide all necessary information to said accountant and to otherwise cooperate in the making of such audit.

2.15 Further Assurances. Borrower shall, on the request of Lender and at the expense of Borrower: (a) promptly correct any defect, error or omission which may be discovered in the contents of this Security Deed or in the contents of any of the other Loan Documents; (b) promptly execute, acknowledge, deliver and record or file such further instruments (including, without limitation, further mortgages, deeds of trust, security deeds, security agreements, financing statements, continuation statements and assignments of rents or leases) and promptly do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Security Deed and the other Loan Documents and to subject to the liens and security interests hereof and thereof any property intended by the terms hereof and thereof to be covered hereby and thereby, including specifically, but without limitation, any renewals, additions, substitutions, replacements or appurtenances to the Property; (c) promptly execute, acknowledge, deliver, procure and record or file any document or instrument (including specifically, without limitation, any financing statement) deemed advisable by Lender to protect, continue or perfect the liens or the security interests hereunder against the rights or interests of third persons; and (d) promptly furnish to Lender, upon Lender’s request, a duly acknowledged written statement and estoppel certificate addressed to such party or parties as directed by Lender and in form and substance supplied by Lender, setting forth all amounts due under the Note, stating whether any Default or Event of Default has occurred hereunder, stating whether any offsets or defenses exist against the Debt and containing such other matters as Lender may reasonably require.

2.16 Payment of Costs; Reimbursement to Lender. Borrower shall pay all costs and expenses of every character reasonably incurred in connection with the closing of the loan evidenced by the Note and secured hereby, attributable or chargeable to Borrower as the owner of the Property or otherwise attributable to any consent requested of Lender or any Rating Agency under the terms hereof or any other Loan Document, including, without limitation, appraisal fees, recording fees, documentary, stamp, mortgage or intangible taxes, brokerage fees and commissions, title policy premiums and title search fees, uniform commercial code/tax lien/litigation search fees, escrow fees, consultants’ fees, No-Downgrade Confirmations and reasonable attorneys’ fees. If Borrower defaults in any such payment, which default is not cured within any applicable grace or cure period, Lender may pay the same and Borrower shall reimburse Lender on demand for all such costs and expenses incurred or paid by Lender, together with such interest thereon at the Default Interest Rate from and after the date of Lender’s making such payment until reimbursement thereof by Borrower. Any such sums disbursed by Lender, together with such interest thereon, shall be additional indebtedness of Borrower secured by this Security Deed and by all of the other Loan Documents securing all or any part of the Debt. Further, Borrower shall promptly notify Lender in writing of any litigation or threatened litigation affecting the Property, or any other demand or claim which, if enforced, could impair or threaten to impair Lender’s security hereunder. Without limiting or waiving any other rights and remedies of Lender hereunder, if Borrower fails to perform any of its covenants or agreements contained in this Security Deed or in any of the other Loan Documents and such failure is not cured within any applicable grace or cure period, or if any action or proceeding of any kind (including, but not limited to, any bankruptcy, insolvency, arrangement, reorganization or other debtor relief proceeding) is commenced which might affect Lender’s interest in the Property or Lender’s right to enforce its security, then Lender may, at its option, with or without notice to Borrower, make any appearances, disburse any sums and take any actions as may be necessary or desirable to protect or enforce the security of this Security Deed or to remedy the failure of Borrower to perform its covenants and agreements (without, however, waiving any default of Borrower). Borrower agrees to pay on demand all expenses of Lender incurred with respect to the foregoing (including, but not limited to, reasonable fees and disbursements of counsel), together with interest thereon at the Default Interest Rate from and after the date on which Lender incurs such expenses until reimbursement thereof by Borrower. Any such expenses so incurred by Lender, together with interest thereon as provided above, shall be additional indebtedness of Borrower secured by this Security Deed and by all of the other Loan Documents securing all or any part of the Debt. The necessity for any such actions and of the amounts to be paid shall be determined by Lender in its discretion. Lender is hereby empowered to enter and to authorize others to enter upon the Property or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without thereby becoming liable to Borrower or any person in possession holding under Borrower. Borrower hereby acknowledges and agrees that the remedies set forth in this Section 2.16 shall be exercisable by Lender, and any and all payments made or costs or expenses incurred by Lender in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by Borrower with interest thereon at the Default Interest Rate, notwithstanding the fact that such remedies were exercised and such payments made and costs incurred by Lender after the filing by Borrower of a voluntary case or the filing against Borrower of an involuntary case pursuant to or within the meaning of the Bankruptcy Reform Act of 1978, as amended, Title 11 U.S.C., or after any similar action pursuant to any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable to Borrower, Lender, any Indemnitor, the Debt or any of the Loan Documents. Borrower hereby indemnifies and holds Lender harmless from and against all loss, cost and expenses with respect to any Event of Default hereof, any liens (i.e., judgments, mechanics’ and materialmen’s liens, or otherwise), charges and encumbrances filed against the Property, and from any claims and demands for damages or injury, including claims for property damage, personal injury or wrongful death, arising out of or in connection with any accident or fire or other casualty on the Premises or the Improvements or any nuisance made or suffered thereon, except those that are due to Lender’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction, including, without limitation, in any case, reasonable attorneys’ fees, costs and expenses as aforesaid, whether at pretrial, trial or appellate level, and such indemnity shall survive payment in full of the Debt. This Section shall not be construed to require Lender to incur any expenses, make any appearances or take any actions.

2.17 Security Interest. This Security Deed is also intended to encumber and create a security interest in, and Borrower hereby grants to Lender a security interest in, all sums on deposit with Lender pursuant to the provisions of Article III hereof or any other Section hereof or of any other Loan Document and all fixtures, chattels, accounts, equipment, inventory, contract rights, general intangibles and other personal property included within the Property, all renewals, replacements of any of the aforementioned items, or articles in substitution therefor or in addition thereto or the proceeds thereof (said property is hereinafter referred to collectively as the “Collateral”), whether or not the same shall be attached to the Premises or the Improvements in any manner. It is hereby agreed that to the extent permitted by law, all of the foregoing property is to be deemed and held to be a part of and affixed to the Premises and the Improvements. The foregoing security interest shall also cover Borrower’s leasehold interest in any of the foregoing property which is leased by Borrower. Notwithstanding the foregoing, all of the foregoing property shall be owned by Borrower and no leasing or installment sales or other financing or title retention agreement in connection therewith shall be permitted without the prior written approval of Lender. Borrower shall, from time to time upon the request of Lender, supply Lender with a current inventory of all of the property in which Lender is granted a security interest hereunder, in such detail as Lender may reasonably require. Borrower shall promptly replace all of the Collateral subject to the lien or security interest of this Security Deed when worn or obsolete with Collateral comparable to the worn out or obsolete Collateral when new and will not, without the prior written consent of Lender, remove from the Premises or the Improvements any of the Collateral subject to the lien or security interest of this Security Deed except such as is replaced by an article of equal suitability and value as above provided, owned by Borrower free and clear of any lien or security interest except that created by this Security Deed and the other Loan Documents. All of the Collateral shall be kept at the location of the Premises except as otherwise required by the terms of the Loan Documents. Borrower shall not use any of the Collateral in violation of any applicable statute, ordinance or insurance policy.

2.18 Security Agreement. This Security Deed constitutes a security agreement between Borrower and Lender with respect to the Collateral in which Lender is granted a security interest hereunder, and, cumulative of all other rights and remedies of Lender hereunder, Lender shall have all of the rights and remedies of a secured party under any applicable Uniform Commercial Code. Borrower hereby agrees to execute and deliver on demand and hereby irrevocably constitutes and appoints Lender the attorney-in-fact of Borrower to execute and deliver and, if appropriate, to file with the appropriate filing officer or office, such security agreements, financing statements, continuation statements or other instruments as Lender may request or require in order to impose, perfect or continue the perfection of the lien or security interest created hereby. To the extent specifically provided herein, Lender shall have the right of possession of all cash, securities, instruments, negotiable instruments, documents, certificates and any other evidences of cash or other property or evidences of rights to cash rather than property, which are now or hereafter a part of the Property, and Borrower shall promptly deliver the same to Lender, endorsed to Lender, without further notice from Lender. Borrower agrees to furnish Lender with notice of any change in the name, identity, organizational structure, residence, or principal place of business or mailing address of Borrower within ten (10) days of the effective date of any such change. Upon the occurrence of any Event of Default, Lender shall have the rights and remedies as prescribed in this Security Deed, or as prescribed by general law, or as prescribed by any applicable Uniform Commercial Code, all at Lender’s election. Any disposition of the Collateral may be conducted by an employee or agent of Lender. Any person, including both Borrower and Lender, shall be eligible to purchase any part or all of the Collateral at any such disposition. Expenses of retaking, holding, preparing for sale, selling or the like (including, without limitation, Lender’s reasonable attorneys’ fees and legal expenses), together with interest thereon at the Default Interest Rate from the date incurred by Lender until actually paid by Borrower, shall be paid by Borrower on demand and shall be secured by this Security Deed and by all of the other Loan Documents securing all or any part of the Debt. Lender shall have the right to enter upon the Premises and the Improvements or any real property where any of the property which is the subject of the security interest granted herein is located to take possession of, assemble and collect the same or to render it unusable, or Borrower, upon demand of Lender, shall assemble such property and make it available to Lender at the Premises, or at a place which is mutually agreed upon or, if no such place is agreed upon, at a place reasonably designated by Lender to be reasonably convenient to Lender and Borrower. If notice is required by law, Lender shall give Borrower at least ten (10) days’ prior written notice of the time and place of any public sale of such property, or adjournments thereof, or of the time of or after which any private sale or any other intended disposition thereof is to be made, and if such notice is sent to Borrower, as the same is provided for the mailing of notices herein, it is hereby deemed that such notice shall be and is reasonable notice to Borrower. No such notice is necessary for any such property which is perishable, threatens to decline speedily in value or is of a type customarily sold on a recognized market. Any sale made pursuant to the provisions of this Section shall be deemed to have been a public sale conducted in a commercially reasonable manner if held contemporaneously with a foreclosure sale as provided in Section 5.1(e) hereof upon giving the same notice with respect to the sale of the Property hereunder as is required under said Section 5.1(e). Furthermore, to the extent permitted by law, in conjunction with, in addition to or in substitution for the rights and remedies available to Lender pursuant to any applicable Uniform Commercial Code:

(a) In the event of a foreclosure sale, the Property may, at the option of Lender, be sold as a whole; and

(b) It shall not be necessary that Lender take possession of the aforementioned Collateral, or any part thereof, prior to the time that any sale pursuant to the provisions of this Section is conducted and it shall not be necessary that said Collateral, or any part thereof, be present at the location of such sale; and

(c) Lender may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Lender, including the sending of notices and the conduct of the sale, but in the name and on behalf of Lender. The name and address of Borrower (as Debtor under any applicable Uniform Commercial Code) are as set forth on the first page hereof. The name and address of Lender (as Secured Party under any applicable Uniform Commercial Code) are as set forth on the first page hereof.

2.19 Easements and Rights-of-Way. Borrower shall not grant any easement or right-of-way with respect to all or any portion of the Premises or the Improvements without the prior written consent of Lender. Borrower shall comply with all easements affecting the Property. The purchaser at any foreclosure sale hereunder may, at its discretion, disaffirm any easement or right-of-way granted in violation of any of the provisions of this Security Deed and may take immediate possession of the Property free from, and despite the terms of, such grant of easement or right-of-way. If Lender consents to the grant of an easement or right-of-way, Lender agrees to grant such consent without charge to Borrower other than expenses, including, without limitation, reasonable attorneys’ fees, incurred by Lender in the review of Borrower’s request and in the preparation of documents effecting the subordination.

2.20 Compliance with Laws. Borrower shall at all times comply with all statutes, ordinances, regulations and other governmental or quasi-governmental requirements and private covenants now or hereafter relating to the ownership, construction, use or operation of the Property, including, but not limited to, those concerning employment and compensation of persons engaged in operation and maintenance of the Property and any environmental or ecological requirements, even if such compliance shall require structural changes to the Property; provided, however, that, Borrower may, upon providing Lender with security satisfactory to Lender, proceed diligently and in good faith to contest the validity or applicability of any such statute, ordinance, regulation or requirement so long as during such contest the Property shall not be subject to any lien, charge, fine or other liability and shall not be in danger of being forfeited, lost or closed. Borrower shall not use or occupy, or allow the use or occupancy of, the Property in any manner which violates any Lease of or any other agreement applicable to the Property or any applicable law, rule, regulation or order or which constitutes a public or private nuisance or which makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto.

2.21 Additional Taxes. In the event of the enactment after the date hereof of any law of the state in which the Property is located or of any other governmental entity deducting from the value of the Property for the purpose of taxing any lien or security interest thereon, or imposing upon Lender the payment of the whole or any part of the taxes or assessments or charges or liens herein required to be paid by Borrower, or changing in any way the laws relating to the taxation of deeds of trust, mortgages or security agreements or debts secured by deeds of trust, mortgages or security agreements or the interest of the beneficiary, mortgagee or secured party in the property covered thereby, or the manner of collection of such taxes, so as to adversely affect this Security Deed or the Debt or Lender, then, and in any such event, Borrower, upon demand by Lender, shall pay such taxes, assessments, charges or liens, or reimburse Lender therefor; provided, however, that if in the opinion of counsel for Lender (a) it might be unlawful to require Borrower to make such payment, or (b) the making of such payment might result in the imposition of interest beyond the maximum amount permitted by law, then and in either such event, Lender may elect, by notice in writing given to Borrower, to declare all of the Debt to be and become due and payable in full thirty (30) days from the giving of such notice, and, in connection with the payment of such Debt, no prepayment premium or fee shall be due unless, at the time of such payment, an Event of Default or a Default shall have occurred, which Default or Event of Default is unrelated to the provisions of this Section 2.21, in which event any applicable prepayment premium or fee in accordance with the terms of the Note shall be due and payable.

2.22 Secured Indebtedness. It is understood and agreed that this Security Deed shall secure payment of not only the indebtedness evidenced by the Note but also any and all substitutions, replacements, renewals and extensions of the Note, any and all indebtedness and obligations arising pursuant to the terms hereof and any and all indebtedness and obligations arising pursuant to the terms of any of the other Loan Documents, all of which indebtedness is equally secured with and has the same priority as any amounts advanced as of the date hereof. It is agreed that any future advances made by Lender to or for the benefit of Borrower from time to time under this Security Deed or the other Loan Documents and whether or not such advances are obligatory or are made at the option of Lender, or otherwise, made for any purpose, and all interest accruing thereon, shall be equally secured by this Security Deed and shall have the same priority as all amounts, if any, advanced as of the date hereof and shall be subject to all of the terms and provisions of this Security Deed.

2.23 Borrower’s Waivers. To the full extent permitted by law, Borrower agrees that Borrower shall not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, moratorium or extension, or any law now or hereafter in force providing for the reinstatement of the Debt prior to any sale of the Property to be made pursuant to any provisions contained herein or prior to the entering of any decree, judgment or order of any court of competent jurisdiction, or any right under any statute to redeem all or any part of the Property so sold. Borrower, for Borrower and Borrower’s successors and assigns, and for any and all persons ever claiming any interest in the Property, to the full extent permitted by law, hereby knowingly, intentionally and voluntarily, with and upon the advice of competent counsel: (a) waives, releases, relinquishes and forever forgoes all rights of valuation, appraisement, stay of execution, reinstatement and notice of election or intention to mature or declare due the Debt (except such notices as are specifically provided for herein); (b) waives, releases, relinquishes and forever forgoes all right to a marshaling of the assets of Borrower, including the Property, to a sale in the inverse order of alienation, or to direct the order in which any of the Property shall be sold in the event of foreclosure of the liens and security interests hereby created and agrees that any court having jurisdiction to foreclose such liens and security interests may order the Property sold as an entirety; and (c) waives, releases, relinquishes and forever forgoes all rights and periods of redemption provided under applicable law. To the full extent permitted by law, Borrower shall not have or assert any right under any statute or rule of law pertaining to the exemption of homestead or other exemption under any federal, state or local law now or hereafter in effect, the administration of estates of decedents or other matters whatever to defeat, reduce or affect the right of Lender under the terms of this Security Deed to a sale of the Property, for the collection of the Debt without any prior or different resort for collection, or the right of Lender under the terms of this Security Deed to the payment of the Debt out of the proceeds of sale of the Property in preference to every other claimant whatever. Furthermore, Borrower hereby knowingly, intentionally and voluntarily, with and upon the advice of competent counsel, waives, releases, relinquishes and forever forgoes all present and future statutes of limitations as a defense to any action to enforce the provisions of this Security Deed or to collect any of the Debt to the fullest extent permitted by law. Borrower covenants and agrees that upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against Borrower, Borrower shall not seek a supplemental stay or otherwise shall not seek pursuant to 11 U.S.C. §105 or any other provision of the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law, or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any rights of Lender against any guarantor or indemnitor of the secured obligations or any other party liable with respect thereto by virtue of any indemnity, guaranty or otherwise.

2.24 SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

(a) BORROWER, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, (i) SUBMITS TO PERSONAL JURISDICTION IN THE STATE IN WHICH THE PREMISES IS LOCATED OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THE NOTE, THIS SECURITY DEED OR ANY OTHER OF THE LOAN DOCUMENTS, (ii) AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN THE COUNTY IN WHICH THE PREMISES IS LOCATED, (iii) SUBMITS TO THE JURISDICTION OF SUCH COURTS, AND (iv) TO THE FULLEST EXTENT PERMITTED BY LAW, AGREES THAT IT WILL NOT BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM).

(b) BORROWER, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THE DEBT OR ANY CONDUCT, ACT OR OMISSION OF LENDER OR BORROWER, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH LENDER OR BORROWER, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

2.25 Attorney-in-Fact Provisions. With respect to any provision of this Security Deed or any other Loan Document whereby Borrower grants to Lender a power-of-attorney, provided no Default or Event of Default has occurred under this Security Deed, Lender shall first give Borrower written notice at least three (3) days prior to acting under such power, which notice shall demand that Borrower first take the proposed action within such period and advising Borrower that if it fails to do so, Lender will so act under the power; provided, however, that, in the event that a Default or an Event of Default has occurred, or if necessary to prevent imminent death, serious injury, damage, loss, forfeiture or diminution in value to the Property or any surrounding property or to prevent any adverse affect on Lender’s interest in the Property, Lender may act immediately and without first giving such notice. In such event, Lender will give Borrower notice of such action as soon thereafter as reasonably practical.

2.26 Management. The management of the Property shall be by either: (a) Borrower or an entity affiliated with Borrower approved by Lender for so long as Borrower or said affiliated entity is managing the Property in a first class manner; or (b) a professional property management company approved by Lender. Such management by an affiliated entity or a professional property management company shall be pursuant to a written agreement approved by Lender. In no event shall any manager be removed or replaced or the terms of any management agreement modified or amended without the prior written consent of Lender which approval may be conditioned upon, among other things, receipt by Lender of a No-Downgrade Confirmation from each Rating Agency. After an Event of Default or a default under any management contract then in effect, which default is not cured within any applicable grace or cure period or if at any time during the term of the Loan the Debt Service Coverage Ratio (as hereinafter defined) of the Property is ever less than 1.15:1, as determined by Lender, Lender shall have the right to terminate, or to direct Borrower to terminate, such management contract upon thirty (30) days’ notice and to retain, or to direct Borrower to retain, a new management agent approved by Lender which approval may be conditioned upon, among other things, receipt by Lender of a No-Downgrade Confirmation from each Rating Agency. All Rents and Profits generated by or derived from the Property shall first be utilized solely for current expenses directly attributable to the ownership and operation of the Property, including, without limitation, current expenses relating to Borrower’s liabilities and obligations with respect to this Security Deed and the other Loan Documents, and none of the Rents and Profits generated by or derived from the Property shall be diverted by Borrower and utilized for any other purposes unless all such current expenses attributable to the ownership and operation of the Property have been fully paid and satisfied.

2.27 Hazardous Waste and Other Substances.

(a) Except as otherwise may be disclosed in those certain Phase I Environmental Site Assessments of the Property, dated March 16, 2007 and prepared by LandAmerica Assessment Corporation (collectively, the “Phase I”), Borrower hereby represents and warrants to Lender that, as of the date hereof: (i) to the best of Borrower’s knowledge, information and belief, none of Borrower nor the Property nor any Tenant at the Premises nor the operations conducted thereon is in direct or indirect violation of or otherwise exposed to any liability under any local, state or federal law, rule or regulation or common law duty pertaining to human health, natural resources or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. §9601 et seq.) (“CERCLA”), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. §1251 et seq.), the Clean Air Act (42 U.S.C. §7401 et seq.), the Emergency Planning and Community-Right-to-Know Act (42 U.S.C. §11001 et seq.), the Endangered Species Act (16 U.S.C. §1531 et seq.), the Toxic Substances Control Act (15 U.S.C. §2601 et seq.), the Occupational Safety and Health Act (29 U.S.C. §651 et seq.) and the Hazardous Materials Transportation Act (49 U.S.C. §1801 et seq.), the Georgia Hazardous Waste Management Act, as amended, O.C.G.A. § 12-8-60 et seq., the Georgia Oil or Hazardous Materials Spills or Releases Act, as amended, O.C.G.A. § 12-14-1 et seq., the Georgia Comprehensive Solid Waste Management Act, as amended, O.C.G.A. § 12-8-20 et seq., the Georgia Asbestos Safety Act, as amended, O.C.G.A. § 12-12-1 et seq., the Georgia Underground Storage Tank Act, as amended, O.C.G.A. § 12-13-1 et seq., regulations promulgated pursuant to said laws, all as amended from time to time (collectively, “Environmental Laws”) or otherwise exposed to any liability under any Environmental Law relating to or affecting the Property, whether or not used by or within the control of Borrower; (ii) no hazardous, toxic or harmful substances, wastes, materials, pollutants or contaminants (including, without limitation, asbestos or asbestos-containing materials, lead based paint, Toxic Mold (as hereinafter defined) polychlorinated biphenyls, petroleum or petroleum products or byproducts, flammable explosives, radioactive materials, infectious substances or raw materials which include hazardous constituents) or any other substances or materials which are included under or regulated by Environmental Laws (collectively, “Hazardous Substances”) are located on, in or under or have been handled, generated, stored, processed or disposed of on or released or discharged from the Property (including underground contamination), except for those substances used by Borrower or any Tenant in the ordinary course of their respective businesses and in compliance with all Environmental Laws and where such Hazardous Substances could not reasonably be expected to give rise to liability under Environmental Laws; (iii) radon is not present at the Property in excess or in violation of any applicable thresholds or standards or in amounts that require disclosure under applicable law to any tenant or occupant of or invitee to the Property or to any governmental agency or the general public; (iv) the Property is not subject to any private or governmental lien or judicial or administrative notice or action arising under Environmental Laws; (v) there is no pending, nor, to Borrower’s knowledge, information or belief, threatened litigation arising under Environmental Laws affecting Borrower or the Property; (vi) there are no and have been no existing or closed underground storage tanks or other underground storage receptacles for Hazardous Substances or landfills or dumps on the Property; (vii) Borrower has received no notice of, and to the best of Borrower’s knowledge and belief, there exists no investigation, action, proceeding or claim by any agency, authority or unit of government or by any third party which could result in any liability, penalty, sanction or judgment under any Environmental Laws with respect to any condition, use or operation of the Property, nor does Borrower know of any basis for such an investigation, action, proceeding or claim; and (viii) Borrower has received no notice of and, to the best of Borrower’s knowledge and belief, there has been no claim by any party that any use, operation or condition of the Property has caused any nuisance or any other liability or adverse condition on any other property, nor does Borrower know of any basis for such an investigation, action, proceeding or claim. For the purposes hereof, “Toxic Mold” shall mean any mold or fungus at the Property which is of a type (i) that might pose a significant risk to human health or the environment or (ii) that would negatively impact the value of the Property.

(b) Borrower has not received nor to the best of Borrower’s knowledge, information and belief has there been issued, any notice, notification, demand, request for information, citation, summons, or order in any way relating to any actual, alleged or potential violation or liability arising under Environmental Laws.

(c) Neither the Property, nor to the best of Borrower’s knowledge, information and belief, any property to which Borrower has, in connection with the maintenance or operation of the Property, directly or indirectly transported or arranged for the transportation of any Hazardous Substances is listed or, to the best of Borrower’s knowledge, information and belief, proposed for listing on the National Priorities List promulgated pursuant to CERCLA, or CERCLIS (as defined in CERCLA) or on any similar federal or state list of sites requiring environmental investigation or clean-up.

(d) Borrower shall comply with all applicable Environmental Laws. Except as to those items disclosed by the Phase I, if any (unless further action is required under applicable Environmental Laws), Borrower shall keep the Property or cause the Property to be kept free from Hazardous Substances (except those substances used by Borrower or any Tenant in the ordinary course of their respective businesses and except in compliance with all Environmental Laws and where such Hazardous Substances could not reasonably be expected to give rise to liability under Environmental Laws) and in compliance with all Environmental Laws, Borrower shall not install or use any underground storage tanks, shall expressly prohibit the use, generation, handling, storage, production, processing and disposal of Hazardous Substances by all Tenants in quantities or conditions that would violate or give rise to any obligation to take remedial or other action under any applicable Environmental Laws. Without limiting the generality of the foregoing, during the term of this Security Deed, Borrower shall not install in the Improvements or permit to be installed in the Improvements any asbestos or asbestos-containing materials.

(e) Borrower shall promptly notify Lender if Borrower shall become aware of (i) the actual or potential existence of any Hazardous Substances on the Property other than those occurring in the ordinary course of Borrower’s business and which do not violate, or would not otherwise give rise to liability under Environmental Laws, (ii) any direct or indirect violation of, or other exposure to liability under, any Environmental Laws, (iii) any lien, action or notice affecting the Property or Borrower resulting from any violation or alleged violation of or liability or alleged liability under any Environmental Laws, (iv) the institution of any investigation, inquiry or proceeding concerning Borrower or the Property pursuant to any Environmental Laws or otherwise relating to Hazardous Substances, or (v) the discovery of any occurrence, condition or state of facts which would render any representation or warranty contained in this Security Deed incorrect in any respect if made at the time of such discovery. Immediately upon receipt of same, Borrower, shall deliver to Lender copies of any and all requests for information, complaints, citations, summonses, orders, notices, reports or other communications, documents or instruments in any way relating to any actual, alleged or potential violation or liability of any nature whatsoever arising under Environmental Laws and relating to the Property or to Borrower. Borrower shall remedy or cause to be remedied in a timely manner (and in any event within the time period permitted by applicable Environmental Laws) any violation of Environmental Laws or any condition that could give rise to liability under Environmental Laws. Without limiting the foregoing, Borrower shall, promptly and regardless of the source of the contamination or threat to the environment or human health, at its own expense, take all actions as shall be necessary or prudent, for the clean-up of any and all portions of the Property or other affected property, including, without limitation, all investigative, monitoring, removal, containment and remedial actions in accordance with all applicable Environmental Laws (and in all events in a manner satisfactory to Lender) and shall further pay or cause to be paid, at no expense to Lender, all clean-up, administrative and enforcement costs of applicable governmental agencies which may be asserted against the Property. In the event Borrower fails to do so, Lender may, but shall not be obligated to, cause the Property or other affected property to be freed from any Hazardous Substances or otherwise brought into conformance with Environmental Laws and any and all costs and expenses incurred by Lender in connection therewith, together with interest thereon at the Default Interest Rate from the date incurred by Lender until actually paid by Borrower, shall be immediately paid by Borrower on demand and shall be secured by this Security Deed and by all of the other Loan Documents securing all or any part of the Debt. Borrower hereby grants to Lender and its agents and employees access to the Property and a license to remove any items deemed by Lender to be Hazardous Substances and to do all things Lender shall deem necessary to bring the Property into conformance with Environmental Laws.

(f) Borrower covenants and agrees, at Borrower’s sole cost and expense, to indemnify, defend (at trial and appellate levels, and with attorneys, consultants and experts acceptable to Lender), and hold Lender harmless from and against any and all liens, damages (including without limitation, punitive or exemplary damages), losses, liabilities (including, without limitation, strict liability), obligations, settlement payments, penalties, fines, assessments, citations, directives, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind or of any nature whatsoever (including, without limitation, reasonable attorneys’, consultants’ and experts’ fees and disbursements actually incurred in investigating, defending, settling or prosecuting any claim, litigation or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against Lender or the Property, and arising directly or indirectly from or out of: (i) any violation or alleged violation of, or liability or alleged liability under, any Environmental Law; (ii) the presence, release or threat of release of or exposure to any Hazardous Substances or radon on, in, under or affecting all or any portion of the Property or any surrounding areas, regardless of whether or not caused by or within the control of Borrower; (iii) any transport, treatment, recycling, storage, disposal or arrangement therefor of Hazardous Substances whether on the Property, originating from the Property, or otherwise associated with Borrower or any operations conducted on the Property at any time; (iv) the failure by Borrower to comply fully with the terms and conditions of this Section 2.27; (v) the breach of any representation or warranty contained in this Section 2.27; or (vi) the enforcement of this Section 2.27, including, without limitation, the cost of assessment, investigation, containment, removal and/or remediation of any and all Hazardous Substances from all or any portion of the Property or any surrounding areas, the cost of any actions taken in response to the presence, release or threat of release of any Hazardous Substances on, in, under or affecting any portion of the Property or any surrounding areas to prevent or minimize such release or threat of release so that it does not migrate or otherwise cause or threaten danger to present or future public health, safety, welfare or the environment, and costs incurred to comply with Environmental Laws in connection with all or any portion of the Property or any surrounding areas. The indemnity set forth in this Section 2.27 shall also include any diminution in the value of the security afforded by the Property or any future reduction in the sales price of the Property by reason of any matter set forth in this Section 2.27. The foregoing indemnity shall specifically not include any such costs relating to Hazardous Substances which are initially placed on, in or under the Property after foreclosure or other taking of title to the Property by Lender or its successor or assigns. Lender’s rights under this Section shall survive payment in full of the Debt and shall be in addition to all other rights of Lender under this Security Deed, the Note and the other Loan Documents.

(g) Upon Lender’s request, at any time after the occurrence of an Event of Default or at such other time as Lender has reasonable grounds to believe that Hazardous Substances are or have been released, stored or disposed of on the Property, or on property contiguous with the Property, or that the Property may be in violation of the Environmental Laws, Borrower shall perform or cause to be performed, at Borrower’s sole cost and expense and in scope, form and substance satisfactory to Lender, an inspection or audit of the Property prepared by a hydrogeologist or environmental engineer or other appropriate consultant approved by Lender indicating the presence or absence of Hazardous Substances on the Property, the compliance or non-compliance status of the Property and the operations conducted thereon with applicable Environmental Laws, or an inspection or audit of the Property prepared by an engineering or consulting firm approved by Lender indicating the presence or absence of friable asbestos or substances containing asbestos or lead or substances containing lead or lead based paint (“Lead Based Paint”) on the Property. If Borrower fails to provide reports of such inspection or audit within thirty (30) days after such request, Lender may order the same, and Borrower hereby grants to Lender and its employees and agents access to the Property and an irrevocable license to undertake such inspection or audit. The cost of such inspection or audit, together with interest thereon at the Default Interest Rate from the date incurred by Lender until actually paid by Borrower, shall be immediately paid by Borrower on demand and shall be secured by this Security Deed and by all of the other Loan Documents securing all or any part of the Debt.

(h) Reference is made to that certain Environmental Indemnity Agreement of even date herewith by NNN Healthcare/Office REIT, Inc., a Maryland corporation, in favor of Lender (the “Environmental Indemnity Agreement”). The provisions of this Security Deed and the Environmental Indemnity Agreement shall be read together to maximize the coverage with respect to the subject matter thereof, as determined by Lender.

(i) If prior to the date hereof, it was determined that the Property contains asbestos-containing materials (“ACM’s”), Borrower covenants and agrees to institute, within thirty (30) days after the date hereof, an operations and maintenance program (the “Maintenance Program”) designed by an environmental consultant, satisfactory to Lender, with respect to ACM’s, consistent with “Guidelines for Controlling Asbestos-Containing Materials in Buildings” (USEPA, 1985) and other relevant guidelines, and such Maintenance Program will hereafter continuously remain in effect until the Debt secured hereby is repaid in full. In furtherance of the foregoing, Borrower shall inspect and maintain all ACM’s on a regular basis and ensure that all ACM’s shall be maintained in a condition that prevents exposure of residents to ACM’s at all times. Without limiting the generality of the preceding sentence, Lender may require (i) periodic notices or reports to Lender in form, substance and at such intervals as Lender may specify, (ii) an amendment to such operations and maintenance program to address changing circumstances, laws or other matters, (iii) at Borrower’s sole expense, supplemental examination of the Property by consultants specified by Lender, and (iv) variation of the operations and maintenance program in response to the reports provided by any such consultants.

(j) If, prior to the date hereof, it was determined that the Property contains Lead Based Paint, Borrower had prepared an assessment report describing the location and condition of the Lead Based Paint (a “Lead Based Paint Report”). If, at any time hereafter, Lead Based Paint is suspected of being present on the Property, Borrower agrees, at its sole cost and expense and within twenty (20) days thereafter, to cause to be prepared a Lead Based Paint Report prepared by an expert, and in form, scope and substance, acceptable to Lender. Borrower agrees that if it has been, or if at any time hereafter it is, determined that the Property contains Lead Based Paint, on or before thirty (30) days following (i) the date hereof, if such determination was made prior to the date hereof or (ii) such determination, if such determination is hereafter made, as applicable, Borrower shall, at its sole cost and expenses, develop and implement, and thereafter diligently and continuously carry out (or cause to be developed and implemented and thereafter diligently and continually to be carried out), an operations, abatement and maintenance plan for the Lead Based Paint on the Property, which plan shall be prepared by an expert, and be in form, scope and substance, acceptable to Lender (together with any Lead Based Paint Report, the “O&M Plan”). (If an O&M Plan has been prepared prior to the date hereof, Borrower agrees to diligently and continually carry out (or cause to be carried out) the provisions thereof.) Compliance with the O&M Plan shall require or be deemed to require, without limitation, the proper preparation and maintenance of all records, papers and forms required under the Environmental Laws.

2.28 Indemnification; Subrogation.

(a) Borrower shall indemnify, defend and hold Lender harmless against: (i) any and all claims for brokerage, leasing, finders or similar fees which may be made relating to the Property or the Debt, and (ii) any and all liability, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses (including Lender’s reasonable attorneys’ fees) of whatever kind or nature which may be asserted against, imposed on or incurred by Lender in connection with the Debt, this Security Deed, the Property, or any part thereof, the exercise by Lender of any rights or remedies granted to it under this Security Deed or arise from the information provided in accordance with the terms hereof; provided, however, that nothing herein shall be construed to obligate Borrower to indemnify, defend and hold harmless Lender from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses enacted against, imposed on or incurred by Lender by reason of Lender’s willful misconduct or gross negligence.

(b) If Lender is made a party defendant to any litigation or any claim is threatened or brought against Lender concerning the Debt, this Security Deed, the Property, or any part thereof, or any interest therein, or the construction, maintenance, operation or occupancy or use thereof, then Borrower shall indemnify, defend and hold Lender harmless from and against all liability by reason of said litigation or claims, including reasonable attorneys’ fees and expenses incurred by Lender in any such litigation or claim, whether or not any such litigation or claim is prosecuted to judgment. If Lender commences an action against Borrower to enforce any of the terms hereof or to prosecute any breach by Borrower of any of the terms hereof or to recover any sum secured hereby, Borrower shall pay to Lender its reasonable attorneys’ fees and expenses. The right to such attorneys’ fees and expenses shall be deemed to have accrued on the commencement of such action, and shall be enforceable whether or not such action is prosecuted to judgment. If Borrower breaches any term of this Security Deed, Lender may engage the services of an attorney or attorneys to protect its rights hereunder, and in the event of such engagement following any breach by Borrower, Borrower shall pay Lender reasonable attorneys’ fees and expenses incurred by Lender, whether or not an action is actually commenced against Borrower by reason of such breach. All references to “attorneys” in this Subsection and elsewhere in this Security Deed shall include, without limitation, any attorney or law firm engaged by Lender and Lender’s in-house counsel, and all references to “fees and expenses” in this Subsection and elsewhere in this Security Deed shall include, without limitation, any fees of such attorney or law firm, any appellate counsel fees, if applicable, and any allocation charges and allocation costs of Lender’s in-house counsel.

(c) A waiver of subrogation shall be obtained by Borrower from its insurance carrier and, consequently, Borrower waives any and all right to claim or recover against Lender, its officers, employees, agents and representatives, for loss of or damage to Borrower, the Property, Borrower’s property or the property of others under Borrower’s control from any cause insured against or required to be insured against by the provisions of this Security Deed.

2.29 Covenants with Respect to Existence, Indebtedness, Operations, Fundamental Changes of Borrower. (a) Borrower has, since the date of its formation, and shall do or cause to be done all things necessary to (i) preserve, renew and keep in full force and effect its existence, rights, and franchises, (ii) continue to engage in the business presently conducted by it, (iii) obtain and maintain all licenses, and (iv) qualify to do business and remain in good standing under the laws of each jurisdiction, in each case as and to the extent required for the ownership, maintenance, management and operation of the Property. Borrower hereby represents, warrants and covenants as of the date hereof and until such time as the Debt is paid in full, that Borrower has been, since the date of its formation, is, and shall remain a Single-Purpose Entity (as hereinafter defined). A “Single-Purpose Entity” or “SPE” means a corporation, limited partnership or limited liability company that:

(1) was and will be organized solely for the purpose of (i) owning an interest in the Property, (ii) acting as a general partner of a limited partnership that owns an interest in the Property, or (iii) acting as the managing member of a limited liability company that owns an interest in the Property;

(2) will not, nor will any partner, limited or general, member or shareholder thereof, as applicable, amend, modify or otherwise change its partnership certificate, partnership agreement, articles of incorporation, by-laws, operating agreement, articles of organization, or other formation agreement or document, as applicable, in any material term or manner, or in a manner which adversely affects Borrower’s existence as a Single Purpose Entity;

(3) will not liquidate or dissolve (or suffer any liquidation or dissolution), or enter into any transaction of merger or consolidation, or acquire by purchase or otherwise all or substantially all the business or assets of, or any stock or other evidence of beneficial ownership of any entity;

(4) will not, nor will any partner, limited or general, member or shareholder thereof, as applicable, violate the terms of its partnership certificate, partnership agreement, articles of incorporation, by-laws, operating agreement, articles of organization, or other formation agreement or document, as applicable;

(5) has not and will not guarantee, pledge its assets for the benefit of, or otherwise become liable on or in connection with, any obligation of any other person or entity;

(6) does not own and will not own any asset other than (i) the Property, and (ii) incidental personal property necessary for the operation of the Property;

(7) is not engaged and will not engage, either directly or indirectly, in any business other than the ownership, management and operation of the Property;

(8) will not enter into any contract or agreement with any general partner, principal, affiliate or member of Borrower, as applicable, or any affiliate of any general partner, principal or member of Borrower, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than an affiliate;

(9) has not incurred and will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) the Debt, and (ii) trade payables or accrued expenses incurred in the ordinary course of business of operating the Property customarily satisfied within thirty (30) days not evidenced by a note and in an aggregate amount not to exceed two percent (2.0%) of the existing principal balance of the Note, and no other debt will be secured (senior, subordinate or pari passu) by the Property;

(10) has not made and will not make any loans or advances to any third party (including any affiliate);

(11) is and will be solvent and pay its debts from its assets as the same shall become due;

(12) has done or caused to be done and will do all things necessary to preserve its existence, and will observe all formalities applicable to it;

(13) will conduct and operate its business in its own name and as presently conducted and operated;

(14) will maintain financial statements, books and records and bank accounts separate from those of its affiliates, including, without limitation, its general partners or members, as applicable;

(15) will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including, without limitation, any affiliate, general partner, or member, as applicable, or any affiliate of any general partner or member of Borrower, as applicable) and will correct any known misunderstanding concerning its separate identity;

(16) will file its own tax returns;

(17) will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(18) will establish and maintain an office through which its business will be conducted separate and apart from those of its affiliates or shall allocate fairly and reasonably any overhead and expense for shared office space;

(19) will not commingle the funds and other assets of Borrower with those of any general partner, member, affiliate, principal or any other person;

(20) has and will maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate or any other person;

(21) does not and will not hold itself out to be responsible for the debts or obligations of any other person;

(22) will pay the salaries of its own employees (if any) from its own funds and maintain a sufficient number of employees (if any) in light of its contemplated business operations;

(23) will pay any liabilities out of its own funds, including salaries of its employees, not funds of any affiliate; and

(24) will use stationery, invoices, and checks separate from its affiliates.

(b) In addition to the foregoing, for any Borrower that is a single member Delaware limited liability company (a “SMLLC”), the limited liability company agreement of the SMLLC (the “LLC Agreement”) shall provide that (i) upon the occurrence of any event that causes the sole member of the SMLLC (“Member”) to cease to be the member of the SMLLC (other than (A) upon an assignment by Member of all of its limited liability company interest in the SMLLC and the admission of the transferee, or (B) the resignation of Member and the admission of an additional member in either case in accordance with the terms of the Loan Documents and the LLC Agreement), any person acting as a springing or special member of the SMLLC shall without any action of any other Person and simultaneously with the Member ceasing to be the member of the SMLLC, automatically be admitted to the SMLLC (“Special Member”) and shall continue the SMLLC without dissolution and (ii) Special Member may not resign from the SMLLC or transfer its rights as Special Member unless a successor Special Member has been admitted to the SMLLC as Special Member in accordance with requirements of Delaware law. The LLC Agreement shall further provide that (i) Special Member shall automatically cease to be a member of the SMLLC upon the admission to the SMLLC of a substitute Member, (ii) Special Member shall be a member of the SMLLC that has no interest in the profits, losses and capital of the SMLLC and has no right to receive any distributions of the SMLLC’s assets, (iii) pursuant to Section 18-301 of the Delaware Limited Liability Company Act (the “Act”), Special Member shall not be required to make any capital contributions to the SMLLC and shall not receive a limited liability company interest in the SMLLC, (iv) Special Member, in its capacity as Special Member, may not bind the SMLLC, and (v) except as required by any mandatory provision of the Act, Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the SMLLC, including, without limitation, the merger, consolidation or conversion of the SMLLC. In order to implement the admission to the SMLLC of Special Member, Special Member shall execute a counterpart to the LLC Agreement. Prior to its admission to the SMLLC as Special Member, Special Member shall not be a member of the SMLLC.

(c) Upon the occurrence of any event that causes the Member to cease to be a member of the SMLLC, to the fullest extent permitted by law, the personal representative of Member shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of Member in the SMLLC, agree in writing (i) to continue the SMLLC and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the SMLLC, effective as of the occurrence of the event that terminated the continued membership of Member of the SMLLC in the SMLLC. Any action initiated by or brought against Member or Special Member under any creditors rights laws shall not cause Member or Special Member to cease to be a member of the SMLLC and upon the occurrence of such an event, the business of the SMLLC shall continue without dissolution. The LLC Agreement shall provide that each of Member and Special Member waives any right it might have to agree in writing to dissolve the SMLLC upon the occurrence of any action initiated by or brought against Member or Special Member under any creditors rights laws, or the occurrence of an event that causes Member or Special Member to cease to be a member of the SMLLC.

2.30 Embargoed Person. At all times throughout the term of the Loan, including after giving effect to any Sale hereunder, (a) none of the funds or assets of Indemnitor that are used to repay the Loan or the Debt of Borrower shall constitute property of, or shall be beneficially owned directly or, to Borrower’s best knowledge, indirectly, by any person subject to sanctions or trade restrictions under United States law (“Embargoed Person” or “Embargoed Persons”) that are identified on (1) the “List of Specially Designated Nationals and Blocked Persons” maintained by the Office of Foreign Assets Control (OFAC), U.S. Department of the Treasury, and/or to Borrower’s best knowledge, as of the date thereof, based upon reasonable inquiry by Borrower, on any other similar list maintained by OFAC pursuant to any authorizing statute including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Order or regulation promulgated thereunder, with the result that the investment in Borrower or any Indemnitor, as applicable (whether directly or indirectly), is prohibited by law, or the Loan made by Lender would be in violation of law, or (2) Executive Order 13224 (September 23, 2001) issued by the President of the United States (“Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism”), any related enabling legislation or any other similar Executive Orders, and (b) no Embargoed Person shall have any direct interest, and to Borrower’s best knowledge, as of the date hereof, based upon reasonable inquiry by Borrower, indirect interest, of any nature whatsoever in Borrower or any Indemnitor, as applicable, with the result that the investment in Borrower or any Indemnitor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law.

2.31 Anti-Money Laundering. At all times throughout the term of the Loan, including after giving effect to any Transfer permitted pursuant to the Loan Documents, none of the funds of Borrower or any Indemnitor, as applicable, that are used to repay the Loan shall be derived from any unlawful activity, with the result that the investment in Borrower or any Indemnitor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law.

2.32 ERISA.

(a) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Security Deed or any of the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

(b) Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of this Security Deed, as requested by Lender in its sole discretion, that (i) Borrower is not an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (ii) Borrower is not subject to Federal or state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following circumstances is true:

(1) Equity interests in Borrower are publicly offered securities within the meaning of 29 C.F.R. Section 2510.3-101(b)(2);

(2) Less than 25 percent of each outstanding class of equity interests in Borrower are held by “benefit plan investors” within the meaning of 29 C.F.R. Section 2510.3-101(f)(2); or

(3) Borrower qualifies as an “operating company” within the meaning of 29 C.F.R. Section 2510.3-101 or an investment company registered under the Investment Company Act of 1940.

(c) Borrower shall indemnify Lender and defend and hold Lender harmless from and against all civil penalties, excise taxes, or other loss, cost damage and expense (including, without limitation, reasonable attorneys’ fees and disbursements and costs incurred in the investigation, defense and settlement of claims and losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender’s sole discretion) that Lender may incur, directly or indirectly, as a result of a default under this Section. This indemnity shall survive any termination, satisfaction or foreclosure of this Security Deed.

2.33 Intentionally Deleted.

ARTICLE III.
RESERVES AND CASH MANAGEMENT

3.1 Reserves Generally.

(a) As additional security for the payment and performance by Borrower of all duties, responsibilities and obligations under the Note and the other Loan Documents, Borrower hereby unconditionally and irrevocably assigns, conveys, pledges, mortgages, transfers, delivers, deposits, sets over and confirms unto Lender, and hereby grants to Lender a security interest in, (i) the Payment Reserve, the Impound Account, the Replacement Reserve, the Rollover Reserve, the Piedmont TI Reserve, as applicable (each as hereinafter defined) and any other reserve or escrow account established pursuant to the terms hereof or of any other Loan Document (collectively, the “Reserves”), (ii) the accounts into which the Reserves have been deposited, (iii) all insurance on said accounts, (iv) all accounts, contract rights and general intangibles or other rights and interests pertaining thereto, (v) all sums now or hereafter held therein or represented thereby, (vi) all replacements, substitutions or proceeds thereof, (vii) all instruments and documents now or hereafter evidencing the Reserves or such accounts, (viii) all powers, options, rights, privileges and immunities pertaining to the Reserves (including the right to make withdrawals therefrom), and (ix) all proceeds of the foregoing. Borrower hereby authorizes and consents to the account into which the Reserves have been deposited being held in Lender’s name or the name of any entity servicing the Note for Lender and hereby acknowledges and agrees that Lender, or at Lender’s election, such servicing agent, shall have exclusive control over said account. Notice of the assignment and security interest granted to Lender herein may be delivered by Lender at any time to the financial institution wherein the Reserves have been established, and Lender, or such servicing entity, shall have possession of all passbooks or other evidences of such accounts. Borrower hereby assumes all risk of loss with respect to amounts on deposit in the Reserves. Funds on deposit in the Replacement Reserve, the Rollover Reserve and the Piedmont TI Reserve (collectively, if more than one, the “Interest Bearing Reserves”) shall bear interest at a rate equal to the then prevailing commercial money market rate. All amounts deemed earned on funds contributed to the Interest Bearing Reserves at the rate referenced in the immediately preceding sentence shall be retained by Lender and accumulated for the benefit of Borrower and added to the balances in the Interest Bearing Reserves and shall be disbursed for payment of the items for which other funds in the Interest Bearing Reserves are to be disbursed. Borrower shall not be entitled to earn any interest with respect to funds on deposit in the Payment Reserve and the Impound Account. Borrower hereby knowingly, voluntarily and intentionally stipulates, acknowledges and agrees that the advancement of the funds from the Reserves as set forth herein is at Borrower’s direction and is not the exercise by Lender of any right of set-off or other remedy upon a Default or an Event of Default. Borrower hereby waives all right to withdraw funds from the Reserves except as provided for in this Security Deed. If an Event of Default shall occur hereunder or under any other of the Loan Documents Lender may, without notice or demand on Borrower, at its option: (A) withdraw any or all of the funds (including, without limitation, interest) then remaining in the Reserves and apply the same, after deducting all costs and expenses of safekeeping, collection and delivery (including, but not limited to, reasonable attorneys’ fees, costs and expenses) to the Debt or any other obligations of Borrower under the other Loan Documents in such manner as Lender shall deem appropriate in its sole discretion, and the excess, if any, shall be paid to Borrower, (B) exercise any and all rights and remedies of a secured party under any applicable Uniform Commercial Code, or (C) exercise any other remedies available at law or in equity. No such use or application of the funds contained in the Reserves shall be deemed to cure any Default or Event of Default.

(b) The Reserves shall not, unless otherwise explicitly required by applicable law, be or be deemed to be escrow or trust funds, but, at Lender’s option and in Lender’s discretion, may either be held in a separate account or be commingled by Lender with the general funds of Lender. The Reserves are solely for the protection of Lender and entail no responsibility on Lender’s part beyond the payment of the respective items for which they are held following receipt of bills, invoices or statements therefor in accordance with the terms hereof and beyond the allowing of due credit for the sums actually received. Upon assignment of this Security Deed by Lender, any funds in the Reserves shall be turned over to the assignee and any responsibility of Lender, as assignor, with respect thereto shall terminate. If the funds in the applicable Reserve shall exceed the amount of payments actually applied by Lender for the purposes and items for which the applicable Reserve is held, such excess may be credited by Lender on subsequent payments to be made hereunder or, at the option of Lender, refunded to Borrower. If, however, the applicable Reserve shall not contain sufficient funds to pay the sums required by the dates on which such sums are required to be on deposit in such account, Borrower shall, within ten (10) days after receipt of written notice thereof, deposit with Lender the full amount of any such deficiency. If Borrower shall fail to deposit with Lender the full amount of such deficiency as provided above, Lender shall have the option, but not the obligation, to make such deposit, and all amounts so deposited by Lender, together with interest thereon at the Default Interest Rate from the date so deposited by Lender until actually paid by Borrower, shall be immediately paid by Borrower on demand and shall be secured by this Security Deed and by all of the other Loan Documents securing all or any part of the Debt. If there is an Event of Default under this Security Deed, Lender may, but shall not be obligated to, apply at any time the balance then remaining in any or all of the Reserves against the Debt in whatever order Lender shall subjectively determine. No such application of any or all of the Reserves shall be deemed to cure any Event of Default. Upon full payment of the Debt in accordance with its terms or at such earlier time as Lender may elect, the balance of any or all of the Reserves then in Lender’s possession shall be paid over to Borrower and no other party shall have any right or claim thereto.

3.2 Payment Reserve.

(a) Contemporaneously with the execution hereof, Borrower has established with Lender a reserve in the amount of the first (1st) payment of principal, interest and deposits for any applicable reserves or escrow accounts required under the terms of this Security Deed or the other Loan Documents as calculated by Lender (the “Payment Reserve”). Borrower understands and agrees that, notwithstanding the establishment of the Payment Reserve as herein required, all of the proceeds of the Note have been, and shall be considered, fully disbursed and shall bear interest and be payable on the terms provided therein.

(b) For so long as no Event of Default has occurred hereunder or under any of the other Loan Documents, Lender shall, on the First Payment Date (as defined in the Note) under the Note, advance from the Payment Reserve to itself the amount of the monthly installment due and payable by Borrower under the Note on the First Payment Date and shall also advance from the Payment Reserve into the Impound Account the amount of any deposit for taxes and insurance premiums and into the Replacement Reserve (as hereinafter defined) the amount of any deposit for Repairs (as hereinafter defined) and into any other reserve account the amount of any deposit in accordance with the terms of any other Loan Document required to be paid by Borrower concurrently with such monthly installment pursuant to the terms hereof and thereof. Provided no Default or Event of Default has occurred, after the scheduled disbursement from the Payment Reserve, any amounts then remaining in the Payment Reserve shall be paid to Borrower. Nothing contained herein, including, without limitation, the existence of the Payment Reserve, shall release Borrower of any obligation to make payments under the Note, this Security Deed or the other Loan Documents strictly in accordance with the terms hereof or thereof and, in this regard, without limiting the generality of the foregoing, should the amounts contained in the Payment Reserve not be sufficient to pay in full the monthly installments and the Impound Account, Replacement Reserve and any other applicable reserve account deposits referenced above in this subparagraph, Borrower shall be responsible for paying such deficiency on the First Payment Date.

3.3 Impound Account. Borrower shall establish and maintain at all times while this Security Deed continues in effect an impound account (the “Impound Account”) with Lender for payment of real estate taxes and assessments and insurance on the Property and as additional security for the Debt. Simultaneously with the execution hereof, Borrower shall deposit in the Impound Account an amount determined by Lender to be necessary to ensure that there will be on deposit with Lender an amount which, when added to the monthly payments subsequently required to be deposited with Lender hereunder on account of real estate taxes, assessments and insurance premiums, will result in there being on deposit with Lender in the Impound Account an amount sufficient to pay the next due installment of real estate taxes and assessments on the Property at least one (1) month prior to the earlier of (a) the due date thereof or (b) any such date by which Borrower or Lender is required by law to pay same and the next due annual insurance premiums with respect to the Property at least one (1) month prior to the due date thereof. Commencing on the first monthly payment date under the Note and continuing thereafter on each monthly payment date under the Note, Borrower shall pay to Lender, concurrently with and in addition to the monthly payment due under the Note and until the Debt is fully paid and performed, deposits in an amount equal to one-twelfth (1/12) of the amount of the annual real estate taxes and assessments that will next become due and payable on the Property, plus one-twelfth (1/12) of the amount of the annual premiums that will next become due and payable on insurance policies which Borrower is required to maintain hereunder, each as estimated and determined by Lender. So long as no Default or Event of Default has occurred, and no event has occurred or failed to occur which with the passage of time, the giving of notice, or both would constitute an Event of Default (a “Default”), all sums in the Impound Account shall be held by Lender in the Impound Account to pay said taxes, assessments and insurance premiums before the same become delinquent. Borrower shall be responsible for ensuring the receipt by Lender, at least thirty (30) days prior to the respective due date for payment thereof, of all bills, invoices and statements for all taxes, assessments and insurance premiums to be paid from the Impound Account, and so long as no Event of Default has occurred, Lender shall pay the governmental authority or other party entitled thereto directly to the extent funds are available for such purpose in the Impound Account. In making any payment from the Impound Account, Lender shall be entitled to rely on any bill, statement or estimate procured from the appropriate public office or insurance company or agent without any inquiry into the accuracy of such bill, statement or estimate and without any inquiry into the accuracy, validity, enforceability or contestability of any tax, assessment, valuation, sale, forfeiture, tax lien or title or claim thereof.

3.4 Intentionally Deleted.

3.5 Replacement Reserve. As additional security for the Debt, Borrower shall establish and maintain at all times while this Security Deed continues in effect a repair reserve (the “Replacement Reserve”) with Lender for payment of costs and expenses incurred by Borrower in connection with the performance of work to the roofs, chimneys, gutters, downspouts, paving, curbs, ramps, driveways, balconies, porches, patios, exterior walls, exterior doors and doorways, windows, elevators and mechanical and HVAC equipment (collectively, the “Repairs”). Commencing on the first Payment Date and continuing thereafter on each monthly Payment Date under the Note, Borrower shall pay to Lender, concurrently with and in addition to the monthly payment due under the Note and until the Debt is fully paid and performed, a deposit to the Replacement Reserve in an amount equal to $1,916.18 per month. So long as no Event of Default has occurred, all sums in the Replacement Reserve shall be held by Lender in the Replacement Reserve to pay the costs and expenses of Repairs. So long as no Default or Event of Default has occurred, Lender shall, to the extent funds are available for such purpose in the Replacement Reserve, disburse to Borrower the amount paid or incurred by Borrower in performing such Repairs within ten (10) days following: (a) the receipt by Lender of a written request from Borrower for disbursement from the Replacement Reserve and a certification by Borrower in a form approved in writing by Lender that the applicable item of Repair has been completed; (b) the delivery to Lender of invoices, receipts or other evidence satisfactory to Lender, verifying the cost of performing the Repairs; (c) for disbursement requests in excess of $25,000.00, the delivery to Lender of affidavits, lien waivers or other evidence reasonably satisfactory to Lender showing that all materialmen, laborers, subcontractors and any other parties who might or could claim statutory or common law liens and are furnishing or have furnished material or labor to the Property have been paid all amounts due for labor and materials furnished to the Property; (d) for disbursement requests in excess of $25,000.00, delivery to Lender of a certification from an inspecting architect or other third party acceptable to Lender describing the completed Repairs and verifying the completion of the Repairs and the value of the completed Repairs; and (e) for disbursement requests in excess of $25,000.00, delivery to Lender of a new certificate of occupancy for the portion of the Improvements covered by such Repairs, if said new certificate of occupancy is required by law, or a certification by Borrower that no new certificate of occupancy is required. Lender shall not be required to make advances from the Replacement Reserve more frequently than once in any thirty (30) day period. In making any payment from the Replacement Reserve, Lender shall be entitled to rely on such request from Borrower without any inquiry into the accuracy, validity or contestability of any such amount. Lender may, at Borrower’s expense, make or cause to be made during the term of this Security Deed an annual inspection of the Property to determine the need, as determined by Lender in its reasonable judgment, for further Repairs of the Property. In the event that such inspection reveals that further Repairs of the Property are required, Lender shall provide Borrower with a written description of the required Repairs and Borrower shall complete such Repairs to the reasonable satisfaction of Lender within ninety (90) days after the receipt of such description from Lender, or such later date as may be approved by Lender in its sole discretion.

3.6 Rollover Reserve. Commencing on the first Payment Date and continuing thereafter on each monthly Payment Date under the Note, Borrower shall pay to Lender, concurrently with and in addition to the monthly payment due under the Note and until the Debt is fully paid and performed, a deposit into a reserve (the “Rollover Reserve”) in an amount equal to $9,580.91 per month. Borrower shall also pay to Lender for transfer into the Rollover Reserve all payments received from tenants in connection with the early termination or cancellation of any Leases, including fees, penalties and commissions. Provided that no Event of Default has occurred and is continuing, Lender shall disburse funds held in the Rollover Reserve to Borrower, within fifteen (15) days after the delivery by Borrower to Lender of a request therefor (but not more often than once per month), in increments of at least $5,000, provided (i) such disbursement is for an Approved Expense; (ii) Lender shall have (if it desires) verified (by an inspection conducted at Borrower’s expense) performance of any construction work associated with such Approved Expense; and (iii) the request for disbursement is accompanied by (A) an officer’s certificate from an authorized officer of the Borrower certifying (v) that such funds will be used only to pay (or reimburse Borrower for) Approved Expenses and a description thereof, (w) that all outstanding trade payables (other than those to be paid from the requested disbursement) have been paid in full, (x) that the same has not been the subject of a previous disbursement, (y) that all previous disbursements have been used only to pay (or reimburse Borrower for) the previously identified Approved Expenses and (z) that any construction work associated with such Approved Expenses has been completed in a good and workmanlike manner and in accordance with all applicable legal requirements, (B) reasonably detailed supporting documentation as to the amount, necessity and purpose therefor, (C) copies of appropriate lien waivers or other evidence of payment satisfactory to Lender in connection with any construction work associated with such Approved Expenses and (D) at Lender’s option, a title search for the Property indicating that it is free from all liens not previously approved by Lender. Any such disbursement of more than $10,000 to pay (rather than reimburse) Approved Expenses may, at Lender’s option, be made by joint check payable to Borrower and the payee of such Approved Expenses. For the purposes hereof an “Approved Expense” shall mean the actual out-of-pocket expenses incurred by Borrower and payable to third parties that are not affiliates of Borrower or any Indemnitor in completing any capital improvements to the property or in leasing space at the Premises pursuant to Leases entered into in accordance with the Loan Documents, including brokerage commissions and tenant improvements, which expenses (i) are (A) specifically approved by Lender in connection with approving the applicable Lease, (B) incurred in the ordinary course of business and on market terms and conditions in connection with Leases which do not require Lender’s approval under the Loan Documents, or (C) otherwise approved by Lender, which approval shall not be unreasonably withheld or delayed, and (ii) are substantiated by executed Lease documents and brokerage agreements.

3.7 Piedmont TI Reserve. Commencing on the January 11, 2009 Payment Date and continuing thereafter through and including the December 11, 2009 Payment Date, Borrower shall pay to Lender, concurrently with and in addition to the monthly payment due under the Note, a deposit into a reserve (the “Piedmont TI Reserve”) in an amount equal to $31,666.66 per month. Such amount shall be held by Lender as additional security for the Debt; provided that Borrower shall have the right to receive disbursements from the Piedmont TI Reserve, in increments of at least $5,000, for outstanding tenant allowances owed to Piedmont Medical Care Corporation (“Piedmont”), within fifteen (15) days after the delivery by Borrower to Lender of a request therefore and upon the satisfaction of the following conditions: (i) at the time of the request and at the time of disbursement, no Event of Default shall have occurred and be continuing; (ii) the request for disbursement is accompanied by an officer’s certificate from an authorized officer of the Borrower certifying the amount of the requested disbursement and that such funds will be used only to pay (or reimburse Borrower for) work associate with the Piedmont Lease, and a description thereof; (iii) Borrower shall provided to Lender, upon Lender’s request, (1) verification (by an inspection conducted at Borrower’s expense) of the performance of any construction work associated with the tenant allowance, (2) copies of appropriate lien waivers or other evidence of payment satisfactory to Lender in connection with any construction work associated with the tenant allowance, and (3) a title search for the Property indicating that it is free from all liens not previously approved by Lender; and (iv) in connection with the final disbursement request, the Borrower delivers to Lender an estoppel certificate (in Lender’s standard form or in such other form as is reasonable acceptable to Lender) from Piedmont, stating (1) that no default exists under Piedmont’s lease, (2) that Piedmont is in possession of its premises and is open for business, (3) that Piedmont is paying full unabated rent and no free rent period exists under its lease, and (4) that Borrower has complied with all of its payment obligations and that Piedmont has no right to receive any additional tenant improvement allowances.

ARTICLE IV.
EVENTS OF DEFAULT

4.1 Events of Default. The occurrence of any of the following events shall be an Event of Default hereunder:

(a) Borrower (x) fails to pay any payments due under the Note or to the Reserves on the date when the same is due and payable, or (y) fails to pay any money to Lender required hereunder at the time or within any applicable grace period set forth herein, or if no grace period is set forth herein, then within seven (7) days of the date such payment is due (except those regarding payments to be made under the Note or to the Reserves, which failure is not subject to any grace or cure period).

(b) Borrower fails to provide insurance as required by Section 2.3 hereof or fails to perform any covenant, agreement, obligation, term or condition set forth in Section 2.27 or Section 2.29 hereof.

(c) Borrower fails to perform any other covenant, agreement, obligation, term or condition set forth herein, other than those otherwise described in this Section 4.1, and, to the extent such failure or default is susceptible of being cured, the continuance of such failure or default for thirty (30) days after written notice thereof from Lender to Borrower; provided, however, that if such default is susceptible of cure but such cure cannot be accomplished with reasonable diligence within said period of time, and if Borrower commences to cure such default promptly after receipt of notice thereof from Lender, and thereafter prosecutes the curing of such default with reasonable diligence, such period of time shall be extended for such period of time as may be necessary to cure such default with reasonable diligence, but not to exceed an additional sixty (60) days.

(d) Any representation or warranty made herein, in or in connection with any application or commitment relating to the Loan evidenced by the Note, or in any of the other Loan Documents to Lender by Borrower, by any principal, general partner, manager or member in Borrower, or by any Indemnitor is determined by Lender to have been false or misleading in any material respect at the time made.

(e) There shall be a sale, conveyance, disposition, alienation, hypothecation, leasing, assignment, pledge, mortgage, granting of a security interest in or other transfer or further encumbrancing of the Property, Borrower or its general partners or managing members, or any portion thereof or any interest therein, in violation of Section 2.9 hereof.

(f) A default occurs under any of the other Loan Documents which has not been cured within any applicable grace or cure period therein provided.

(g) Borrower, general partner or managing member in Borrower or any Indemnitor becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors, or files a petition in bankruptcy, or is voluntarily adjudicated insolvent or bankrupt or admits in writing the inability to pay its debts as they mature, or petitions or applies to any tribunal for or consents to or fails to contest the appointment of a receiver, trustee, custodian or similar officer for Borrower, for any such general partner or managing member of Borrower or for any Indemnitor or for a substantial part of the assets of Borrower, of any such general partner or managing member of Borrower or of any Indemnitor, or commences any case, proceeding or other action under any bankruptcy, reorganization, arrangement, readjustment or debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect.

(h) A petition is filed or any case, proceeding or other action is commenced against Borrower, against any general partner or managing member of Borrower or against any Indemnitor seeking to have an order for relief entered against it as debtor or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or other relief under any law relating to bankruptcy, insolvency, arrangement, reorganization, receivership or other debtor relief under any law or statute of any jurisdiction, whether now or hereafter in effect, or a court of competent jurisdiction enters an order for relief against Borrower, against any general partner or managing member of Borrower or against any Indemnitor, as debtor, or an order, judgment or decree is entered appointing, with or without the consent of Borrower, of any such general partner or managing member of Borrower or of any Indemnitor, a receiver, trustee, custodian or similar officer for Borrower, for any such general partner or managing member of Borrower or for any Indemnitor, or for any substantial part of any of the properties of Borrower, of any such general partner or managing member of Borrower or of any Indemnitor, and if any such event shall occur, such petition, case, proceeding, action, order, judgment or decree is not dismissed within sixty (60) days after being commenced.

(i) The Property or any part thereof is taken on execution or other process of law in any action against Borrower.

(j) Borrower abandons all or a portion of the Property.

(k) The holder of any lien or security interest on the Property (without implying the consent of Lender to the existence or creation of any such lien or security interest), whether superior or subordinate to this Security Deed or any of the other Loan Documents, declares a default and such default is not cured within any applicable grace or cure period set forth in the applicable document or such holder institutes foreclosure or other proceedings for the enforcement of its remedies thereunder.

(l) The Property, or any part thereof, is subjected to waste or to removal, demolition or material alteration so that the value of the Property is materially diminished thereby and Lender determines that it is not adequately protected from any loss, damage or risk associated therewith.

(m) Any dissolution, termination, partial or complete liquidation, merger or consolidation of Borrower, any general partner or any managing member, or any Indemnitor.

ARTICLE V.
REMEDIES

5.1 Remedies Available. If there shall occur an Event of Default under this Security Deed, then this Security Deed is subject to foreclosure as provided by law and Lender may, at its option and by or through a trustee, nominee, assignee or otherwise, to the fullest extent permitted by law, exercise any or all of the following rights, remedies and recourses, either successively or concurrently:

(a) Acceleration. Accelerate the maturity date of the Note and declare any or all of the Debt to be immediately due and payable without any presentment, demand, protest, notice or action of any kind whatever (each of which is hereby expressly waived by Borrower), whereupon the same shall become immediately due and payable. Upon any such acceleration, payment of such accelerated amount shall constitute a prepayment of the principal balance of the Note and any applicable prepayment fee provided for in the Note shall then be immediately due and payable.

(b) Entry on the Property. Either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court and without regard to the adequacy of its security, enter upon and take possession of the Property, or any part thereof, without force or with such force as is permitted by law and without notice or process or with such notice or process as is required by law, unless such notice and process is waivable, in which case Borrower hereby waives such notice and process, and do any and all acts and perform any and all work which may be desirable or necessary in Lender’s judgment to complete any unfinished construction on the Premises, to preserve the value, marketability or rentability of the Property, to increase the income therefrom, to manage and operate the Property or to protect the security hereof, and all sums expended by Lender therefor, together with interest thereon at the Default Interest Rate, shall be immediately due and payable to Lender by Borrower on demand and shall be secured hereby and by all of the other Loan Documents securing all or any part of the Debt.

(c) Collect Rents and Profits. With or without taking possession of the Property, sue or otherwise collect the Rents and Profits, including those past due and unpaid.

(d) Appointment of Receiver. Upon, or at any time prior or after, initiating the exercise of any power of sale, instituting any judicial foreclosure or instituting any other foreclosure of the liens and security interests provided for herein or any other legal proceedings hereunder, to the extent permitted by law, make application to a court of competent jurisdiction for appointment of a receiver for all or any part of the Property, as a matter of strict right and without notice to Borrower and without regard to the adequacy of the Property for the repayment of the Debt or the solvency of Borrower or any person or persons liable for the payment of the Debt, and Borrower does hereby irrevocably consent to such appointment, waive any and all notices of and defenses to such appointment and agree not to oppose any application therefor by Lender, but nothing herein is to be construed to deprive Lender of any other right, remedy or privilege Lender may now have under the law to have a receiver appointed, provided, however, that the appointment of such receiver, trustee or other appointee by virtue of any court order, statute or regulation shall not impair or in any manner prejudice the rights of Lender to receive payment of the Rents and Profits pursuant to other terms and provisions hereof. Any such receiver shall have all of the usual powers and duties of receivers in similar cases, including, without limitation, the full power to hold, develop, rent, lease, manage, maintain, operate and otherwise use or permit the use of the Property upon such terms and conditions as said receiver may deem to be prudent and reasonable under the circumstances as more fully set forth in Section 5.3 below. Such receivership shall, at the option of Lender, continue until full payment of all of the Debt or until title to the Property shall have passed by foreclosure sale under this Security Deed or deed in lieu of foreclosure.

(e) Foreclosure. Immediately commence an action to foreclose this Security Deed or to specifically enforce its provisions with respect to any of the Debt, pursuant to the statutes in such case made and provided, and sell the Property or cause the Property to be sold in accordance with the requirements and procedures provided by said statutes in a single parcel or, to the extent permitted by law, in several parcels at the option of Lender. In the event foreclosure proceedings are instituted by Lender, all expenses incident to such proceedings, including, but not limited to, reasonable attorneys’ fees and costs, shall be paid by Borrower and secured by this Security Deed and by all of the other Loan Documents securing all or any part of the Debt. The Debt and all other obligations secured by this Security Deed, including, without limitation, interest at the Default Interest Rate any prepayment charge, fee or premium required to be paid under the Note in order to prepay principal (to the extent permitted by applicable law), reasonable attorneys’ fees and any other amounts due and unpaid to Lender under the Loan Documents, may be bid by Lender in the event of a foreclosure sale hereunder. In the event of a judicial sale pursuant to a foreclosure decree, it is understood and agreed that Lender or its assigns may become the purchaser of the Property or any part thereof.

(f) Judicial Remedies. Proceed by suit or suits, at law or in equity, instituted by or on behalf of Lender, to enforce the payment of the Debt or the other obligations of Borrower hereunder or pursuant to the Loan Documents, to foreclose the liens and security interests of this Security Deed as against all or any part of the Property, and to have all or any part of the Property sold under the judgment or decree of a court of competent jurisdiction. This remedy shall be cumulative of any other non-judicial remedies available to Lender with respect to the Loan Documents. Proceeding with the request or receiving a judgment for legal relief shall not be or be deemed to be an election of remedies or bar any available non-judicial remedy of Lender.

(g) Other. Exercise any other right or remedy available hereunder, under any of the other Loan Documents or at law or in equity.

5.2 Application of Proceeds. To the fullest extent permitted by law, the proceeds of any sale under this Security Deed shall be applied, to the extent funds are so available, to the following items in such order as Lender in its discretion may determine:

(a) To payment of the reasonable costs, expenses and fees of taking possession of the Property, and of holding, operating, maintaining, using, leasing, repairing, improving, marketing and selling the same and of otherwise enforcing Lender’s rights and remedies hereunder and under the other Loan Documents, including, but not limited to, receivers’ fees, court costs, attorneys’, accountants’, appraisers’, managers’ and other professional fees, title charges and transfer taxes.

(b) To payment of all sums expended by Lender under the terms of any of the Loan Documents and not yet repaid, together with interest on such sums at the Default Interest Rate.

(c) To payment of the Debt and all other obligations secured by this Security Deed, including, without limitation, interest at the Default Interest Rate and, to the extent permitted by applicable law, any prepayment fee, charge or premium required to be paid under the Note in order to prepay principal, in any order that Lender chooses in its sole discretion.

(d) The remainder, if any, of such funds shall be disbursed to Borrower or to the person or persons legally entitled thereto.

5.3 Right and Authority of Receiver or Lender in the Event of Default; Power of Attorney. Upon the occurrence of an Event of Default, and entry upon the Property pursuant to Section 5.1(b) hereof or appointment of a receiver pursuant to Section 5.1(d) hereof, and under such terms and conditions as may be prudent and reasonable under the circumstances in Lender’s or the receiver’s sole discretion, all at Borrower’s expense, Lender or said receiver, or such other persons or entities as they shall hire, direct or engage, as the case may be, may do or permit, to the extent not prohibited by applicable law, one or more of the following, successively or concurrently: (a) enter upon and take possession and control of any and all of the Property; (b) take and maintain possession of all documents, books, records, papers and accounts relating to the Property; (c) exclude Borrower and its agents, servants and employees wholly from the Property; (d) manage and operate the Property; (e) preserve and maintain the Property; (f) make repairs and alterations to the Property; (g) complete any construction or repair of the Improvements, with such changes, additions or modifications of the plans and specifications or intended disposition and use of the Improvements as Lender may in its sole discretion deem appropriate or desirable to place the Property in such condition as will, in Lender’s sole discretion, make it or any part thereof readily marketable or rentable; (h) conduct a marketing or leasing program with respect to the Property, or employ a marketing or leasing agent or agents to do so, directed to the leasing or sale of the Property under such terms and conditions as Lender may in its sole discretion deem appropriate or desirable; (i) employ such contractors, subcontractors, materialmen, architects, engineers, consultants, managers, brokers, marketing agents, or other employees, agents, independent contractors or professionals, as Lender may in its sole discretion deem appropriate or desirable to implement and effectuate the rights and powers herein granted; (j) execute and deliver, in the name of Lender as attorney-in-fact and agent of Borrower or in its own name as Lender, such documents and instruments as are necessary or appropriate to consummate authorized transactions; (k) enter such leases, whether of real or personal property, or tenancy agreements, under such terms and conditions as Lender may in its sole discretion deem appropriate or desirable; (1) collect and receive the Rents and Profits from the Property; (m) eject tenants or repossess personal property, as provided by law, for breaches of the conditions of their leases or other agreements; (n) initiate a cause of action for unpaid Rents and Profits, payments, income or proceeds in the name of Borrower or Lender; (o) maintain actions in forcible entry and detainer, ejectment for possession and actions in distress for rent; (p) compromise or give acquittance for Rents and Profits, payments, income or proceeds that may become due; (q) delegate or assign any and all rights and powers given to Lender by this Security Deed; and (r) do any acts which Lender in its sole discretion deems appropriate or desirable to protect the security hereof and use such measures, legal or equitable, as Lender may in its sole discretion deem appropriate or desirable to implement and effectuate the provisions of this Security Deed. This Security Deed shall constitute a direction to and full authority to any lessee, or other third party who has heretofore dealt or contracted or may hereafter deal or contract with Borrower or Lender, at the request of Lender, to pay all amounts owing under any Lease, contract, concession, license or other agreement to Lender without proof of the Event of Default relied upon. Any such lessee or third party is hereby irrevocably authorized to rely upon and comply with (and shall be fully protected by Borrower in so doing) any request, notice or demand by Lender for the payment to Lender of any Rents and Profits or other sums which may be or thereafter become due under its Lease, contract, concession, license or other agreement, or for the performance of any undertakings under any such Lease, contract, concession, license or other agreement, and shall have no right or duty to inquire whether any Event of Default under this Security Deed or under any of the other Loan Documents has actually occurred or is then existing. To the extent permitted by applicable law, Borrower hereby constitutes and appoints Lender, its assignees, successors, transferees and nominees, as Borrower’s true and lawful attorney-in-fact and agent, with full power of substitution in the Property, in Borrower’s name, place and stead, to do or permit any one or more of the foregoing described rights, remedies, powers and authorities, successively or concurrently, and said power of attorney shall be deemed a power coupled with an interest and irrevocable so long as any portion of the Debt is outstanding. Any money advanced by Lender in connection with any action taken under this Section 5.3, together with interest thereon at the Default Interest Rate from the date of making such advancement by Lender until actually paid by Borrower, shall be a demand obligation owing by Borrower to Lender and shall be secured by this Security Deed and by every other instrument securing all or any portion of the Debt.

5.4 Occupancy After Foreclosure. In the event there is a foreclosure sale hereunder and at the time of such sale, Borrower or Borrower’s representatives, successors or assigns, or any other persons claiming any interest in the Property by, through or under Borrower (except tenants of space in the Improvements subject to leases entered into prior to the date hereof), are occupying or using the Property, or any part thereof, then, to the extent not prohibited by applicable law, each and all shall, at the option of Lender or the purchaser at such sale, as the case may be, immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day-to-day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the value of the Property occupied or used, such rental to be due daily to the purchaser. Further, to the extent permitted by applicable law, in the event the tenant fails to surrender possession of the Property upon the termination of such tenancy, the purchaser shall be entitled to institute and maintain an action for unlawful detainer of the Property in the appropriate court of the county in which the Premises is located.

5.5 Notice to Account Debtors. Lender may, at any time after an Event of Default, notify the account debtors and obligors of any accounts, chattel paper, negotiable instruments or other evidences of indebtedness to Borrower included in the Property to pay Lender directly. Borrower shall at any time or from time to time upon the request of Lender provide to Lender a current list of all such account debtors and obligors and their addresses.

5.6 Cumulative Remedies. To the extent permitted by applicable law, all remedies contained in this Security Deed are cumulative and Lender shall also have all other remedies provided at law and in equity or in any other Loan Documents. Such remedies may be pursued separately, successively or concurrently at the sole subjective direction of Lender and may be exercised in any order and as often as occasion therefor shall arise. No act of Lender shall be construed as an election to proceed under any particular provisions of this Security Deed to the exclusion of any other provision of this Security Deed or as an election of remedies to the exclusion of any other remedy which may then or thereafter be available to Lender. No delay or failure by Lender to exercise any right or remedy under this Security Deed shall be construed to be a waiver of that right or remedy or of any Event of Default. Lender may exercise any one or more of its rights and remedies at its option without regard to the adequacy of its security.

5.7 Payment of Expenses. Borrower shall pay on demand all of Lender’s expenses incurred in any efforts to enforce any terms of this Security Deed, whether or not any lawsuit is filed and whether or not foreclosure is commenced but not completed, including, but not limited to, reasonable legal fees and disbursements, fees of any Rating Agency, fees related to any No-Downgrade Confirmation, foreclosure costs and title charges, together with interest thereon from and after the date incurred by Lender until actually paid by Borrower at the Default Interest Rate, and the same shall be secured by this Security Deed and by all of the other Loan Documents securing all or any part of the Debt.

ARTICLE VI.
MISCELLANEOUS TERMS AND CONDITIONS

6.1 Time of Essence. Time is of the essence with respect to all provisions of this Security Deed.

6.2 Release of Security Deed. If all of the Debt shall be paid, then and in that event only, all rights under this Security Deed, except for those provisions hereof which by their terms survive, shall terminate and the Property shall become wholly clear of the liens, security interests, conveyances and assignments evidenced hereby, which shall be promptly released of record by Lender in due form at Borrower’s cost. No release of this Security Deed or the lien hereof shall be valid unless executed by Lender.

6.3 Certain Rights of Lender. Without affecting Borrower’s liability for the payment of any of the Debt, Lender may from time to time and without notice to Borrower: (a) release any person liable for the payment of the Debt; (b) extend or modify the terms of payment of the Debt; (c) accept additional real or personal property of any kind as security or alter, substitute or release any property securing the Debt; (d) recover any part of the Property; (e) consent in writing to the making of any subdivision map or plat thereof; (f) join in granting any easement therein; or (g) join in any extension agreement of this Security Deed or any agreement subordinating the lien hereof.

6.4 Waiver of Certain Defenses. No action for the enforcement of the lien hereof or of any provision hereof shall be subject to any defense which would not be good and available to the party interposing the same in an action at law upon the Note or any of the other Loan Documents.

6.5 Notices. All notices, demands, requests or other communications to be sent by one party to the other hereunder or required by law shall be in writing and shall be deemed to have been validly given or served by delivery of the same in person to the intended addressee, or by depositing the same with Federal Express or another reputable private courier service for next business day delivery, or by depositing the same in the United States mail, postage prepaid, registered or certified mail, return receipt requested, in any event addressed to the intended addressee at its address set forth on the first page of this Security Deed or at such other address as may be designated by such party as herein provided. All notices, demands and requests shall be effective upon such personal delivery, or one (1) business day after being deposited with the private courier service, or two (2) business days after being deposited in the United States mail as required above. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, demand or request sent. By giving to the other party hereto at least fifteen (15) days’ prior written notice thereof in accordance with the provisions hereof, the parties hereto shall have the right from time to time to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

6.6 Successors and Assigns; Joint and Several Liability. The terms, provisions, indemnities, covenants and conditions hereof shall be binding upon Borrower and the successors and assigns of Borrower, including all successors in interest of Borrower in and to all or any part of the Property, and shall inure to the benefit of Lender, its directors, officers, shareholders, employees and agents and their respective successors and assigns and shall constitute covenants running with the land. All references in this Security Deed to Borrower or Lender shall be deemed to include all such parties’ successors and assigns, and the term “Lender” as used herein shall also mean and refer to any lawful holder or owner, including pledgees and participants, of any of the Debt. If Borrower consists of more than one person or entity, each is jointly and severally liable to perform the obligations of Borrower hereunder and all representations, warranties, covenants and agreements made by Borrower hereunder are joint and several.

6.7 Severability. A determination that any provision of this Security Deed is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Security Deed to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

6.8 Gender. Within this Security Deed, words of any gender shall be held and construed to include any other gender, and words in the singular shall be held and construed to include the plural, and vice versa, unless the context otherwise requires.

6.9 Waiver; Discontinuance of Proceedings. Lender may waive any single Event of Default by Borrower hereunder without waiving any other prior or subsequent Event of Default. Lender may remedy any Event of Default by Borrower hereunder without waiving the Event of Default remedied. Neither the failure by Lender to exercise, nor the delay by Lender in exercising, any right, power or remedy upon any Event of Default by Borrower hereunder shall be construed as a waiver of such Event of Default or as a waiver of the right to exercise any such right, power or remedy at a later date. No single or partial exercise by Lender of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time. No modification or waiver of any provision hereof nor consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose given. No notice to nor demand on Borrower in any case shall of itself entitle Borrower to any other or further notice or demand in similar or other circumstances. Acceptance by Lender of any payment in an amount less than the amount then due on any of the Debt shall be deemed an acceptance on account only and shall not in any way affect the existence of an Event of Default. In case Lender shall have proceeded to invoke any right, remedy or recourse permitted hereunder or under the other Loan Documents and shall thereafter elect to discontinue or abandon the same for any reason, Lender shall have the unqualified right to do so and, in such an event, Borrower and Lender shall be restored to their former positions with respect to the Debt, the Loan Documents, the Property and otherwise, and the rights, remedies, recourses and powers of Lender shall continue as if the same had never been invoked.

6.10 Section Headings. The headings of the sections and paragraphs of this Security Deed are for convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.

6.11 GOVERNING LAW. THIS SECURITY DEED WILL BE EXCLUSIVELY GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE PREMISES IS LOCATED, PROVIDED THAT TO THE EXTENT THAT ANY OF SUCH LAWS MAY NOW OR HEREAFTER BE PREEMPTED BY FEDERAL LAW, SUCH FEDERAL LAW SHALL SO GOVERN AND BE CONTROLLING, AND PROVIDED FURTHER THAT THE LAWS OF THE STATE IN WHICH THE PREMISES IS LOCATED SHALL GOVERN AS TO THE CREATION, PRIORITY AND ENFORCEMENT OF LIENS AND SECURITY INTERESTS IN THE PROPERTY LOCATED IN SUCH STATE.

6.12 Counting of Days. The term “days” when used herein shall mean calendar days. If any time period ends on a Saturday, Sunday or holiday officially recognized by the state within which the Premises is located, the period shall be deemed to end on the next succeeding business day. The term “business day” when used herein shall mean a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in New York, New York are authorized by law to be closed.

6.13 Relationship of the Parties. The relationship between Borrower and Lender is that of a borrower and a lender only and neither of those parties is, nor shall it hold itself out to be, the agent, employee, joint venturer or partner of the other party.

6.14 Application of the Proceeds of the Note. To the extent that proceeds of the Note are used to pay indebtedness secured by any outstanding lien, security interest, charge or prior encumbrance against the Property, such proceeds have been advanced by Lender at Borrower’s request and Lender shall be subrogated to any and all rights, security interests and liens owned by any owner or holder of such outstanding liens, security interests, charges or encumbrances, irrespective of whether said liens, security interests, charges or encumbrances are released.

6.15 Unsecured Portion of Indebtedness. If any part of the Debt cannot be lawfully secured by this Security Deed or if any part of the Property cannot be lawfully subject to the lien and security interest hereof to the full extent of such indebtedness, then all payments made shall be applied on said indebtedness first in discharge of that portion thereof which is unsecured by this Security Deed.

6.16 Cross Default. An Event of Default hereunder which has not been cured within any applicable grace or cure period shall be a default under each of the other Loan Documents.

6.17 Interest After Sale. In the event the Property or any part thereof shall be sold upon foreclosure as provided hereunder, to the extent permitted by law, the sum for which the same shall have been sold shall, for purposes of redemption (pursuant to the laws of the state in which the Premises is located), bear interest at the Default Interest Rate.

6.18 Inconsistency with Other Loan Documents. In the event of any inconsistency between the provisions hereof and the provisions in any of the other Loan Documents, it is intended that the provisions of the Note shall control over the provisions of this Security Deed, and that the provisions of this Security Deed shall control over the provisions of the Lease Assignment, the Indemnity and Guaranty Agreement, the Environmental Indemnity Agreement, and the other Loan Documents.

6.19 Construction of this Document. This document may be construed as a mortgage, security deed, deed of trust, chattel mortgage, conveyance, assignment, security agreement, pledge, financing statement, hypothecation or contract, or any one or more of the foregoing, in order to fully effectuate the liens and security interests created hereby and the purposes and agreements herein set forth.

6.20 No Merger. It is the desire and intention of the parties hereto that this Security Deed and the lien hereof do not merge in fee simple title to the Property. It is hereby understood and agreed that should Lender acquire any additional or other interests in or to the Property or the ownership thereof, then, unless a contrary intent is manifested by Lender as evidenced by an appropriate document duly recorded, this Security Deed and the lien hereof shall not merge in such other or additional interests in or to the Property, toward the end that this Security Deed may be foreclosed as if owned by a stranger to said other or additional interests.

6.21 Rights With Respect to Junior Encumbrances. Any person or entity purporting to have or to take a junior mortgage or other lien upon the Property or any interest therein shall be subject to the rights of Lender to amend, modify, increase, vary, alter or supplement this Security Deed, the Note or any of the other Loan Documents, and to extend the maturity date of the Debt, and to increase the amount of the Debt, and to waive or forebear the exercise of any of its rights and remedies hereunder or under any of the other Loan Documents and to release any collateral or security for the Debt, in each and every case without obtaining the consent of the holder of such junior lien and without the lien or security interest of this Security Deed losing its priority over the rights of any such junior lien.

6.22 Lender May File Proofs of Claim. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Borrower or the principals, general partners or managing members in Borrower, or their respective creditors or property, Lender, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Lender allowed in such proceedings for the entire Debt at the date of the institution of such proceedings and for any additional amount which may become due and payable by Borrower hereunder after such date.

6.23 Fixture Filing. This Security Deed shall be effective from the date of its recording as a financing statement filed as a fixture filing with respect to all goods constituting part of the Property which are or are to become fixtures. This Security Deed shall also be effective as a financing statement covering minerals or the like (including oil and gas) and is to be filed for record in the real estate records of the county where the Premises is situated. The mailing address of Borrower and the address of Lender from which information concerning the security interests may be obtained are set forth in the first page hereof.

6.24 After-Acquired Property. All property acquired by Borrower after the date of this Security Deed which by the terms of this Security Deed shall be subject to the lien and the security interest created hereby, shall immediately upon the acquisition thereof by Borrower and without further mortgage, conveyance or assignment become subject to the lien and security interest created by this Security Deed. Nevertheless, Borrower shall execute, acknowledge, deliver and record or file, as appropriate, all and every such further mortgages, security agreements, financing statements, assignments and assurances as Lender shall require for accomplishing the purposes of this Security Deed.

6.25 No Representation. By accepting delivery of any item required to be observed, performed or fulfilled or to be given to Lender pursuant to the Loan Documents, including, but not limited to, any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal or insurance policy, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance of delivery thereof shall not be or constitute any warranty, consent or affirmation with respect thereto by Lender.

6.26 Counterparts. This Security Deed may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this Security Deed may be detached from any counterpart of this Security Deed without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Security Deed identical in form hereto but having attached to it one or more additional signature pages.

6.27 Personal Liability. Notwithstanding anything to the contrary contained in this Security Deed, the liability of Borrower and its officers, directors, general partners, managers, members and principals for the Debt and for the performance of the other agreements, covenants and obligations contained herein and in the Loan Documents shall be limited as set forth in the Note.

6.28 Recording and Filing. Borrower will cause the Loan Documents and all amendments and supplements thereto and substitutions therefor to be recorded, filed, re-recorded and re-filed in such manner and in such places as Lender shall reasonably request, and will pay on demand all such recording, filing, re-recording and re-filing taxes, fees and other charges. Borrower shall reimburse Lender, or its servicing agent, for the costs incurred in obtaining a tax service company to verify the status of payment of taxes and assessments on the Property.

6.29 Intentionally Deleted.

6.30 Entire Agreement and Modifications. This Security Deed and the other Loan Documents contain the entire agreements between the parties relating to the subject matter hereof and thereof and all prior agreements relative hereto and thereto which are not contained herein or therein are terminated. This Security Deed and the other Loan Documents may not be amended, revised, waived, discharged, released or terminated orally but only by a written instrument or instruments executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.

6.31 Secondary Market. Lender may sell, transfer and deliver the Note and the Loan Documents to one or more investors in the secondary mortgage market (a “Secondary Market Transaction”). In connection with such sale, Lender may retain or assign responsibility for servicing the loan evidenced by the Note or may delegate some or all of such responsibility and/or obligations to a servicer, including, but not limited to, any subservicer or master servicer, on behalf of the Investors (as hereinafter defined). All references to Lender herein shall refer to and include, without limitation, any such servicer, to the extent applicable.

6.32 Dissemination of Information. If Lender determines at any time to sell, transfer or assign the Note, this Security Deed and the other Loan Documents, and any or all servicing rights with respect thereto, or to grant participations therein (the “Participations”) or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the “Securities”), Lender may forward to each purchaser, transferee, assignee, servicer, participant, investor, or their respective successors in such Participations and/or Securities (collectively, the “Investors”) or any rating agency rating such Securities (each a “Rating Agency”), each prospective Investor and each of the foregoing’s respective counsel, all documents and information which Lender now has or may hereafter acquire relating to the Debt, to Borrower, any guarantor, any indemnitor, and the Property, which shall have been furnished by Borrower and any Indemnitor, as Lender determines necessary or desirable.

6.33 Certain Matters Relating to Property Located in the State of Georgia. With respect to the Property which is located in the State of Georgia, notwithstanding anything contained herein to the contrary:

(a) THIS SECURITY DEED is made in compliance with the provisions of Section 44-14-60, et seq. of the Official Code of Georgia Annotated, as amended, for the purpose of securing an indebtedness or guaranty of Borrower to Lender together with interest thereon from maturity as prescribed in the Note, any additional advances made by Lender to protect the Property or to pay taxes or other assessments, and also for the purpose of securing such other and further indebtedness as may now be, or from time to time hereafter shall become owing to Lender by Borrower which indebtedness shall include reasonable attorney’s fees actually incurred without statutory presumption as provided for in the Note and in any and all renewals thereof and in any other note evidencing any indebtedness secured hereby, and also any contingent indebtedness owing to Lender by Borrower as surety, guarantor or endorser, it being the purpose and intention of this conveyance that in the event, in addition to the indebtedness above specifically described, Borrower may now be otherwise indebted or may from time to time hereafter become otherwise indebted to Lender through overdrafts or other loans from Lender or contingently as surety, guarantor or endorser, then any and all such indebtedness shall be secured by this conveyance, as well as the specific debt first above described.

(b) In the Event of a Default, Lender shall have the following additional remedy: Borrower authorizes and empowers Lender to take possession of the Property, or any part thereof, and collect rents and revenues and Borrower hereby grants to Lender, the following irrevocable power of attorney: To sell all or any part of the Property at auction, at the usual place for conducting sales at the Courthouse in the County where the Property or any part thereof lies, in said State, to the highest bidder for cash, after advertising the time, terms and place of such sale once a week for four (4) weeks immediately preceding such sale (but without regard to the number of days) in a newspaper published in the County where the Property or any part thereof lies, or in the paper in which the Sheriff’s advertisements for such County are published, all other notice being hereby waived by Borrower; and Lender (or any person on behalf of Lender) may bid and purchase at such sale and thereupon execute and deliver to the purchaser or purchasers at such sale a sufficient conveyance of the Property in fee simple, which conveyance may contain recitals as to the happenings of the default upon which the execution of the power of sale herein granted depends, and Borrower hereby constitutes and appoints Lender the agent and attorney-in-fact of Borrower to make such recitals, and hereby covenants and agrees that the recitals so made by Lender shall be binding and conclusive upon Borrower, and Lender shall collect the proceeds of such sale, and after reserving therefrom the entire amount of principal and interest due, together with the amount of taxes, assessments and premiums of insurance or other payments theretofore paid by Lender, together with all costs and expenses of sale including, without limitation, reasonable attorneys’ fees actually incurred at standard hourly rates, shall pay any overage to Borrower as provided by law. All remedies provided in this Security Deed are cumulative to any other right or remedy under this Security Deed or afforded by law or equity, and may be exercised concurrently, independently or successively and any costs, expenses or monetary rights (including rights of Lender to attorneys’ fees actually incurred at standard hourly rates) associated with the exercise of such remedy or remedies shall be secured by this Security Deed in addition to all other obligations herein provided for. The power and agency hereby granted are coupled with an interest and are irrevocable by death or otherwise and are granted as cumulative to the remedies for collection of the indebtedness secured hereby as provided by law.

6.34 REMIC Opinions. In the event Borrower requests Lender’s consent with respect to any proposed action or Borrower proposes to take any action not otherwise requiring Lender’s specific consent under the Loan Documents, which Lender determines, in its discretion, may affect (i) the “REMIC” status of Lender, its successors or assigns, or (ii) the status of this Security Deed as a “qualified mortgage” as defined in Section 860G of the Internal Revenue Code of 1986 (or any succeeding provision of such law), Lender reserves the right to require Borrower, at Borrower’s sole expense, to obtain, from counsel satisfactory to Lender in its discretion, an opinion, in form and substance satisfactory to Lender in its discretion, that no adverse tax consequences will arise as a result of the proposed course of action.

[The Remainder of the Page is Intentionally Blank]

IN WITNESS WHEREOF, Borrower has executed this Security Deed under seal as of the day and year first written above.

BORROWER:

NNN HEALTHCARE/OFFICE REIT PEACHTREE, LLC, a Delaware limited liability company

By: NNN Healthcare/Office REIT Holdings, L.P., a Delaware limited partnership,

its Sole Member

By: NNN Healthcare/Office REIT, Inc., a Maryland

corporation, its General Partner

By: /s/ Shannon K S Johnson[SEAL]
Name: Shannon K S Johnson
Title: Chief Financial Officer
Signed, sealed and delivered

in the presence of:

/s/Tracy Liu            Tracy Liu
Witness

Notary Public

My Commission Expires:

[AFFIX NOTARIAL SEAL]

LENDER’S ADDRESS:	BORROWER’S ADDRESS:
Commercial Real Estate Services	c/o Triple Net Properties, LLC
8739 Research Drive URP – 4, NC 1075	1551 North Tustin Avenue, Suite 300
Charlotte, North Carolina 28262	Santa Ana, CA 92705

EXHIBIT “A”
Legal Description